                  CWABS Asset-Backed Certificates Trust 2006-1
                                 Issuing Entity

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                           $756,643,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                 CWABS ASSET-BACKED CERTIFICATES, SERIES 2006-1

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING FEBRUARY 27, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
           ORIGINAL                                                          ORIGINAL
         CERTIFICATE                                                       CERTIFICATE
          PRINCIPAL      PRICE TO    UNDERWRITING   PROCEEDS TO             PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS     BALANCE(1)      PUBLIC       DISCOUNT    DEPOSITOR(2)      CLASS  BALANCE(1)     PUBLIC       DISCOUNT    DEPOSITOR(2)
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------

AF-1     $ 147,232,000   100.00000%    0.05208%      99.94792%       AV-1  $ 139,560,000 100.00000%     0.05217%      99.94783%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
AF-2     $  22,857,000   99.99949%     0.10417%      99.89532%       AV-2  $ 115,712,000 100.00000%     0.10333%      99.89667%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
AF-3     $  90,995,000   99.99984%     0.15625%      99.84359%       AV-3  $  25,042,000 100.00000%     0.10333%      99.89667%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
AF-4     $  21,633,000   99.99852%     0.25000%      99.74852%       MV-1  $  14,320,000 100.00000%     0.41667%      99.58333%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
AF-5     $  38,617,000   99.99873%     0.33333%      99.66540%       MV-2  $  13,067,000 100.00000%     0.50000%      99.50000%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
AF-6     $  44,200,000   99.99802%     0.41667%      99.58135%       MV-3  $   7,518,000 100.00000%     0.83333%      99.16667%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-1     $  13,260,000   99.99814%     0.41667%      99.58147%       MV-4  $   6,802,000 100.00000%     0.91667%      99.08333%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-2     $  12,155,000   99.99723%     0.50000%      99.49723%       MV-5  $   6,802,000 100.00000%     0.96667%      99.03333%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-3    $    7,293,000   99.99648%     0.58333%      99.41315%       MV-6  $   5,907,000 100.00000%     1.00000%      99.00000%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-4    $    6,409,000   99.46265%     0.83333%      98.62932%       MV-7  $   5,549,000 100.00000%     1.08333%      98.91667%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-5    $     6,188,000  98.99848%     1.00000%      97.99848%       A-R   $         100     (3)          (3)            (3)
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------
MF-6    $     5,525,000  98.53713%     1.25000%      97.28713%
------- --------------- ------------ ------------- --------------    ----- ------------- ------------ ------------- --------------

-----------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) Before deducting expenses payable by the Depositor estimated to be approximately $675,000 in the aggregate.
(3) The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

SPECIAL SERVICER

Litton Loan Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class PF, Class PV, Class CF and Class CV Certificates. Those net
interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of January 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about February 10, 2006.

PRE-FUNDING

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity, which will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
March 27, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the April 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien fixed rate mortgage loans. Loan group 2 will consist of first lien adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of January 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $900,009,638.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 is set forth in tabular format in Exhibit A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $500,007,727

Weighted Average Mortgage Rate         7.149%

Range of Mortgage Rates                5.500% to
                                         11.875%

Average Current Principal Balance     $204,586

Range of Outstanding Principal
   Balances                           $44,000 to
                                       $938,000

Weighted Average Original
   Loan-to-Value Ratio                  73.77%

Weighted Average Original Term to
   Maturity                             355 months

Weighted Average Credit Bureau Risk
   Score                                611

Weighted Average Remaining Term to
   Stated Maturity                      355 months

Geographic Concentrations in excess
   of 10%:

   California                           27.37%

   Florida                              15.11%

   New York                             11.34%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $400,001,910

Weighted Average Mortgage Rate         7.502%

Range of Mortgage Rates                4.950% to
                                        12.000%

Average Current Principal Balance     $228,573

Range of Outstanding Principal
   Balances                           $50,025 to
                                       $985,326

Weighted Average Original
   Loan-to-Value Ratio                  77.78%

Weighted Average Original Term to
   Maturity                             360 months

Weighted Average Credit Bureau Risk
   Score                                618

Weighted Average Remaining Term to
   Stated Maturity                      359 months

Weighted Average Gross Margin           6.621%

Weighted Average Maximum Mortgage
   Rate                                 14.381%

Weighted Average Minimum Mortgage
   Rate                                 7.488%

Geographic Concentrations in excess
   of 10%:

   California                           32.48%

   Florida                              16.90%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-two classes of certificates, twenty-three of which are offered by this free writing prospectus:

                               INITIAL                                     FINAL
                             CERTIFICATE                                  SCHEDULED       INITIAL     INITIAL
                              PRINCIPAL                                 DISTRIBUTION      RATING       RATING
           CLASS              BALANCE(1)              TYPE                  DATE       (MOODY'S)(2)   (S&P)(2)
-------------------------- ---------------- ------------------------ --------------- --------------- ------------

 OFFERED CERTIFICATES
 AF-1....................   $147,232,000     Senior/Adjustable Rate     November 2025      Aaa           AAA
 AF-2....................   $ 22,857,000       Senior/Fixed Rate         May 2027          Aaa           AAA
 AF-3....................   $ 90,995,000       Senior/Fixed Rate         July 2033         Aaa           AAA
 AF-4....................   $ 21,633,000       Senior/Fixed Rate      September 2034       Aaa           AAA
 AF-5....................   $ 38,617,000       Senior/Fixed Rate         July 2036         Aaa           AAA
 AF-6....................   $ 44,200,000     Senior/Fixed Rate/NAS       May 2036          Aaa           AAA
 MF-1....................   $ 13,260,000    Subordinate/Fixed Rate       May 2036          Aa1           AA+
 MF-2....................   $ 12,155,000    Subordinate/Fixed Rate       May 2036          Aa2           AA+
 MF-3....................   $  7,293,000    Subordinate/Fixed Rate      April 2036         Aa3           AA
 MF-4....................   $  6,409,000    Subordinate/Fixed Rate      April 2036         A1            AA-
 MF-5....................   $  6,188,000    Subordinate/Fixed Rate      March 2036         A2            A+
 MF-6....................   $  5,525,000    Subordinate/Fixed Rate     February 2036       A3             A
 AV-1....................   $139,560,000     Senior/Adjustable Rate       July 2028        Aaa           AAA
 AV-2....................   $115,712,000     Senior/Adjustable Rate       May 2035         Aaa           AAA
 AV-3....................   $ 25,042,000    Senior/Adjustable Rate       June 2036         Aaa           AAA
 MV-1....................   $ 14,320,000  Subordinate/Adjustable Rate    May 2036          Aa1           AA+
 MV-2....................   $ 13,067,000  Subordinate/Adjustable Rate    May 2036          Aa2           AA+
 MV-3....................   $  7,518,000  Subordinate/Adjustable Rate    May 2036          Aa3           AA
 MV-4....................   $  6,802,000  Subordinate/Adjustable Rate   April 2036         A1            AA-
 MV-5....................   $  6,802,000  Subordinate/Adjustable Rate   April 2036         A2            A+
 MV-6....................   $  5,907,000  Subordinate/Adjustable Rate   March 2036         A3             A
 MV-7....................   $  5,549,000  Subordinate/Adjustable Rate   March 2036        Baa1            A
 A-R.....................   $        100     Senior/REMIC Residual     February 2006       Aaa           AAA
 NON-OFFERED
 CERTIFICATES(4)
 MF-7....................   $  5,304,000     Subordinate/Fixed Rate     February 2036      Baa1            A
 MF-8....................   $  4,641,000     Subordinate/Fixed Rate     December 2035      Baa2           A-
 BF......................   $  4,420,000     Subordinate/Fixed Rate     November 2035      Baa3          BBB+
 MV-8....................   $  5,012,000   Subordinate/Adjustable Rate  January 2036       Baa2           A-
 BV......................   $  3,759,000   Subordinate/Adjustable Rate  November 2035      Baa3          BBB+
 Class PF................   $        100        Prepayment Charges           N/A            N/R           N/R
 Class PV................   $        100        Prepayment Charges           N/A            N/R           N/R
 Class CF................        N/A                Residual                 N/A            N/R           N/R
 Class CV................        N/A                Residual                 N/A            N/R           N/R
--------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class MF-7, Class MF-8, Class BF, Class MV-8, Class BV, Class PF, Class
     PV, Class CF and Class CV Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class MF-7, Class MF-8, Class BF, Class MV-8, Class BV,
     Class PF, Class PV, Class CF and Class CV Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                          PASS-THROUGH RATE     PASS-THROUGH RATE
                RELATED        BEFORE                 AFTER                                          INTEREST
                 LOAN          OPTIONAL              OPTIONAL                                        ACCRUAL
     CLASS       GROUP   TERMINATION DATE (1)   TERMINATION DATE (1)     DELAY/ACCRUAL PERIOD        CONVENTION
-------------- --------- ---------------------- ---------------------- ------------------------- ------------------

OFFERED
CERTIFICATES
AF-1..........     1      LIBOR + 0.130% (2)     LIBOR + 0.130% (2)               (3)              Actual/360 (4)
AF-2..........     1          5.281% (5)             5.281% (5)           calendar month (6)         30/360 (7)
AF-3..........     1          5.348% (5)             5.348% (5)           calendar month (6)         30/360 (7)
AF-4..........     1          5.714% (5)             5.714% (5)           calendar month (6)         30/360 (7)
AF-5..........     1          5.884% (5)             6.384% (5)           calendar month (6)         30/360 (7)
AF-6..........     1          5.526% (5)             5.526% (5)           calendar month (6)         30/360 (7)
MF-1..........     1          5.917% (5)             5.917% (5)           calendar month (6)         30/360 (7)
MF-2..........     1          6.016% (5)             6.016% (5)           calendar month (6)         30/360 (7)
MF-3..........     1          6.115% (5)             6.115% (5)           calendar month (6)         30/360 (7)
MF-4..........     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
MF-5..........     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
MF-6..........     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
AV-1..........     2      LIBOR + 0.080% (8)     LIBOR + 0.160% (8)               (3)              Actual/360 (4)
AV-2..........     2      LIBOR + 0.190% (8)     LIBOR + 0.380% (8)               (3)              Actual/360 (4)
AV-3..........     2      LIBOR + 0.300% (8)     LIBOR + 0.600% (8)               (3)              Actual/360 (4)
MV-1..........     2      LIBOR + 0.390% (8)     LIBOR + 0.585% (8)               (3)              Actual/360 (4)
MV-2..........     2      LIBOR + 0.410% (8)     LIBOR + 0.615% (8)               (3)              Actual/360 (4)
MV-3..........     2      LIBOR + 0.440% (8)     LIBOR + 0.660% (8)               (3)              Actual/360 (4)
MV-4..........     2      LIBOR + 0.560% (8)     LIBOR + 0.840% (8)               (3)              Actual/360 (4)
MV-5..........     2      LIBOR + 0.600% (8)     LIBOR + 0.900% (8)               (3)              Actual/360 (4)
MV-6..........     2      LIBOR + 0.660% (8)     LIBOR + 0.990% (8)               (3)              Actual/360 (4)
MV-7..........     2      LIBOR + 1.300% (8)     LIBOR + 1.950% (8)               (3)              Actual/360 (4)
A-R...........  1 and 2           (9)                   (9)                       N/A                   N/A
NON-OFFERED
CERTIFICATES
MF-7..........     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
MF-8..........     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
BF............     1          6.200% (5)             6.200% (5)           calendar month (6)         30/360 (7)
MV-8..........     2      LIBOR + 1.500% (8)     LIBOR + 2.250% (8)               (3)              Actual/360 (4)
BV............     2      LIBOR + 2.250% (8)     LIBOR + 3.375% (8)               (3)              Actual/360 (4)
Class PF......     1              N/A                   N/A                       N/A                   N/A
Class PV......     2              N/A                   N/A                       N/A                   N/A
Class CF......     1              N/A                   N/A                       N/A                   N/A
Class CV......     2              N/A                   N/A                       N/A                   N/A

--------------
(1)    If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any)
       to the extent described in this free writing prospectus under
       "Description of the Certificates -- Overcollateralization Provisions", in
       the case of the Class AF-1 Certificates only, from payments allocated to the issuing entity (if any) in respect of the interest rate corridor contract as described in this free writing prospectus under "Description of the Certificates -- Distributions -- Distributions of Funds from the
       Corridor Contract," and in the case of the Class AV Certificates and adjustable rate subordinate certificates only, from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates --
       Distributions -- Distributions of Funds from the Swap Contract."

(2)    The pass-through rate for the Class AF-1 Certificates may adjust monthly and will be subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates --
       Distributions -- Distributions of Interest." LIBOR refers to One-Month
       LIBOR for the related interest accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
       Calculation of One-Month LIBOR."

(3)    The accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4)    Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)    The pass-through rates for the Class AF-2, Class AF-3, Class AF-4, Class
       AF-5 and Class AF-6 Certificates and the fixed rate subordinate certificates will be subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates --
       Distributions -- Distributions of Interest."

(6)    The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(7)    Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(8)    The pass-through rates for the Class AV Certificates and the adjustable rate subordinate certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the Certificates --
       Distributions -- Distributions of Interest." LIBOR refers to One-Month
       LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates -- Calculation of One-Month LIBOR."

(9)    The Class A-R Certificates will not accrue any interest.

DESIGNATIONS

   DESIGNATION             CLASS OF CERTIFICATES
-----------------  -----------------------------------------------------
Class AF           Class AF-1, Class AF-2, Class AF-3,
  Certificates:    Class AF-4, Class AF-5 and Class AF-6
                   Certificates.

Class AV           Class AV-1, Class AV-2 and Class AV-3
  Certificates:    Certificates.

Senior             Class AF, Class AV and Class A-R
  Certificates:    Certificates.

Subordinate        Class MF-1, Class MF-2, Class MF-3,
  Certificates:    Class MF-4, Class MF-5, Class MF-6,
                   Class MF-7, Class MF-8, Class BF,
                   Class MV-1, Class MV-2, Class MV-3,
                   Class MV-4, Class MV-5, Class MV-6,
                   Class MV-7, Class MV-8 and Class BV Certificates.

Fixed Rate         Class AF-2, Class AF-3, Class AF-4,
  Certificates:    Class AF-5 and Class AF-6
                   Certificates and the Fixed Rate
                   Subordinate Certificates.

Adjustable Rate    Class AF-1 and Class AV Certificates
  Certificates:    and the Adjustable Rate Subordinate
                   Certificates.

Fixed Rate         Class MF-1, Class MF-2, Class MF-3,
  Subordinate      Class MF-4, Class MF-5, Class MF-6,
  Certificates:    Class MF-7, Class MF-8 and Class BF
                   Certificates.

Adjustable Rate    Class MV-1, Class MV-2, Class MV-3,
  Subordinate      Class MV-4, Class MV-5, Class MV-6,
  Certificates:    Class MV-7, Class MV-8 and Class BV
                   Certificates.

Group 1            Class AF Certificates and the Fixed
  Certificates:    Rate Subordinate Certificates.

Group 2            Class AV Certificates and the
  Certificates     Adjustable Rate Subordinate
  or Swap            Certificates.
  Certificates:
Offered            Class AF, Class MF-1, Class MF-2,
  Certificates:    Class MF-3, Class MF-4, Class MF-5,
                   Class MF-6, Class AV, Class MV-1,
                   Class MV-2, Class MV-3, Class MV-4,
                   Class MV-5, Class MV-6, Class MV-7
                   and Class A-R Certificates.

--------------------------------------------------------------------------------
RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

For the first distribution date, the closing date. For any other distribution date, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus. Interest carry forward amounts on the adjustable rate subordinate certificates also may be paid from amounts in the swap trust.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the applicable stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions
--------------------------------------------------------

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of interest on the mortgage loans collected during the applicable period less the related master servicing fees and special servicing fees;

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount (if any) of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     April 2006 distribution date.

Amounts Available with respect to Principal Distributions
---------------------------------------------------------

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates; and

o    the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses
-----------------

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee, the special servicing fee and additional servicing compensation due to the master servicer;

o    the portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class PV and
     Class PF Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    with respect to loan group 2, any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than any mortgage loan that is being specially serviced by the special servicer) equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum (referred to as the servicing fee rate).

Special Servicing Fee:

The special servicer will be paid a monthly fee (referred to as the special servicing fee) with respect to each mortgage loan specially serviced by it equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in the certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer and the special servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

Loan Group 1
------------

In general, on any distribution date, loan group 1 interest funds will be distributed in the following order:

o    concurrently to each class of Class AF Certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o    sequentially, in order of their distribution priorities, to each class of fixed rate subordinate certificates, current interest for each class; and

o    as part of the fixed rate loan group excess cashflow.

Loan Group 2
------------

In general, on any distribution date, loan group 2 interest funds will be distributed in the following order:

o    to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    concurrently, to each class of Class AV Certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o    sequentially, in order of their distribution priorities, to each class of adjustable rate subordinate certificates, current interest for each class;
     and

o    as part of the adjustable rate loan group excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General
-------

The manner of distributing principal among the classes of certificates in any certificate group will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the related stepdown date, or on or after that date, and depending on whether a trigger event is in effect for that certificate group.

Effect of the Stepdown Date if a Trigger Event is not in Effect
---------------------------------------------------------------

On any distribution date on or after the related stepdown date (and so long as no trigger event for the applicable certificate group is in effect), instead of allocating all amounts distributable as principal on the certificates to the related senior classes of certificates for the loan group until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the related subordinate certificates.

The amount allocated to each class of certificates in a certificate group on or after the related stepdown date and so long as no trigger event is in effect for that certificate group will be based on the targeted level of overcollateralization and subordination for each class of certificates in that certificate group.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the applicable stepdown date or if a trigger event is in effect with respect to a loan group on or after the applicable stepdown date, all amounts distributable as principal with respect to that loan group on a distribution date will be allocated first to the related senior certificates, until the related senior certificate are paid in full, before any distributions of principal are made on the related subordinate certificates.

The Stepdown Date:

The stepdown date for a certificate group will be the earlier of:

o    the date on which the aggregate certificate principal balance of the Class
     AF Certificates (in the case of the group 1 certificates) or the Class AV
     Certificates (in the case of the group 2 certificates) is reduced to zero;
     and

o    the later of:

     o   the February 2009 distribution date; and

     o   the date on which the targeted overcollateralization level related to loan group 1 (in the case of the group 1 certificates) or the targeted overcollateralization level related to loan group 2 (in the case of the group 2 certificates) is reached.

Certificate or Loan Group Specific Events that Affect Allocations of Principal
------------------------------------------------------------------------------

Loan Group 1:

On any distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the Class AF Certificates in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, in order of their distribution priorities, to each class of fixed rate subordinate certificates, until the certificate principal balance of each class is reduced to zero; and

o    as part of the fixed rate loan group excess cashflow.

On any distribution date on or after the fixed rate stepdown date and so long as no fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the Class AF Certificates, up to the Class AF principal distribution amount and in the priority described below, until the certificate principal balance of each class is reduced to zero;

o    sequentially, in order of their distribution priorities, to each class of fixed rate subordinate certificates, the fixed rate subordinate class principal distribution amount for that class, until the certificate principal balance thereof is reduced to zero; and

o    as part of the fixed rate loan group excess cashflow.

Class AF Certificates:

For each distribution date, amounts to be distributed to the Class AF
Certificates in respect of principal will be distributed in the following order:

         (i) to the Class AF-6 Certificates, the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero;

         (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class
AF-4 and Class AF-5 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero;

         (iii) to the Class AF-6 Certificates without regard to the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero.

                                       10

Class AF-6 Certificates; NAS Principal Distribution Amount:

The Class AF-6 Certificates are entitled to receive the NAS principal distribution amount prior to payments of principal of the other classes of Class
AF Certificates. However, until the distribution date in February 2009, the NAS principal distribution amount is zero and it is expected that the AF-6
Certificates will not receive any distributions of principal. The NAS principal distribution amount is a specified percentage (that may exceed 100%) of the
Class AF-6 pro rata share of the principal distributable to the Class AF
Certificates. The specified percentage increases on the distribution date in
February 2011, February 2012 and February 2013, when it ultimately reaches 300%.
On and after the distribution date in February 2009 and until the February 2012 distribution date, it is expected that the Class AF-6 Certificates will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after February 2013 distribution date, the Class
AF-6 Certificates will receive an amount greater than its pro rata share of principal payments.

Loan Group 2:

On any distribution date prior to the adjustable rate stepdown date or on which an adjustable rate trigger event is in effect, the loan group 2 principal distribution amount will be distributed in the following order:

o    to the Class AV Certificates in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, in order of their distribution priorities, to each class of adjustable rate subordinate certificates, until the certificate principal balance of each class is reduced to zero; and

o    as part of the adjustable rate loan group excess cashflow.

On any distribution date on or after the adjustable rate stepdown date and so long as no adjustable rate trigger event is in effect, the loan group 2 principal distribution amount will be distributed in the following order:

o    to the Class AV Certificates, up to the Class AV principal distribution amount and in the priority described below, until the certificate principal balance of each class is reduced to zero;

o    sequentially, in order of their distribution priorities, to each class of adjustable rate subordinate certificates, the adjustable rate subordinate class principal distribution amount for that class, until the certificate principal balance thereof is reduced to zero; and

o    as part of the adjustable rate loan group excess cashflow.

Class AV Certificates:

For each distribution date, amounts to be distributed to the Class AV
Certificates in respect of principal will be distributed sequentially to the
Class AV-1, Class AV-2 and Class AV-3 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

Generally, excess cashflow from loan group 1 will be allocated to the Class AF
Certificates and the fixed rate subordinate certificates and excess cashflow from loan group 2 will be allocated to the Class AV Certificates and the adjustable rate subordinate certificates. However, if there is excess cashflow remaining these distributions on the related classes of certificates, a portion of the excess cashflow may be allocated to an unrelated class of certificates as described in this free writing prospectus under "Description of the Certificates
-- Overcollateralization Provisions."

Loan Group 1
------------

On any distribution date, the loan group 1 excess cashflow (if any) (referred to as fixed rate excess cashflow) will be distributed in the following order:

o    to each class of Class AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group 1 (referred to as the fixed rate overcollateralization target amount);

o    concurrently, to each class of Class AF Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

                                       11

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class AF Certificates and fixed rate subordinate certificates (in the case of the Class AF-1 Certificates, after payments of amounts available (if any) under the corridor contract), pro rata, to the extent needed to pay any unpaid net rate carryover for the Class AF
     Certificates and fixed rate subordinate certificates;

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group 2 (referred to as the adjustable rate overcollateralization target amount), to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    to the carryover reserve fund, the required carryover reserve fund deposit;
     and

o    to the Class CF and Class A-R Certificates, as specified in the pooling and servicing agreement.

Loan Group 2
------------

On any distribution date, the loan group 2 excess cashflow (if any) (referred to as adjustable rate excess cashflow) will be distributed in the following order:

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class AV Certificates and adjustable rate subordinate certificates;

o    if the fixed rate overcollateralization target amount has been previously met, to each class of Class AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the fixed rate overcollateralization target amount to the extent not paid from fixed rate excess cashflow;

o    concurrently, to each class of Class AF Certificates, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow, pro rata based on their respective entitlements;

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class to the extent not paid from fixed rate excess cashflow;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class CV and Class A-R Certificates, as specified in the pooling and servicing agreement.

                                       12

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization
---------------------

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans in a loan group and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the related classes of certificates.

On the closing date, it is expected that:

o    the sum of the aggregate stated principal balance of the group 1 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 will exceed the initial aggregate certificate principal balance of the Class AF Certificates and the fixed rate subordinate certificates by approximately $11,271,000; and

o    the sum of the aggregate stated principal balance of the group 2 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 2 will exceed the initial aggregate certificate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $8,950,000.

In the case of loan group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the pooling and servicing agreement. In the case of loan group 2, the amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of those mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 2, the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in a loan group in excess of the amount that is needed to pay interest on the related certificates and the issuing entity's expenses will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved (in the case of loan group 1) or, if the required level of overcollateralization has been achieved, to restore or maintain the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) for each loan group will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

Subordination
-------------

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class AF Certificates will have a distribution priority over the fixed rate subordinate certificates. The Class AV Certificates will have a distribution priority over the adjustable rate subordinate certificates. With respect to the fixed rate subordinate certificates, the Class MF Certificates with a lower numerical designation will have a distribution priority over Class MF
Certificates with a higher numerical designation, and all the Class MF
Certificates will have a distribution priority over the Class BF Certificates.
With respect to the adjustable rate subordinate certificates, the Class MV
Certificates with a lower numerical designation will have a distribution priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a distribution priority over the Class BV
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates related to the loan group, beginning with the related subordinate certificates with the lowest distribution priority.

                                       13

Excess cashflow from a loan group will be available to maintain or restore the overcollateralization for the other loan group and, to pay unpaid realized loss amounts to the certificates related to the other loan group. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of certificates related to that loan group.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.
Realized losses of a particular loan group are allocated to the related subordinate certificates, beginning with the related subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the related subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss Amounts."

THE CORRIDOR CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate corridor contract, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in "Description of the Certificates -- The Corridor Contract" in this free writing prospectus.

The amounts allocated to the issuing entity in respect of the corridor contract will be available on the Class AF-1 Certificates to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class AF-1 Certificates are expected to be distributed to the holders of the Class CF Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.72% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap

                                       14

counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund and the pre-funding account and the issuing entity's rights with respect to payments received under the corridor contract)
will consist of two or more REMICs: one or more underlying REMICs and the master
REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R
Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying
REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class AF and Class AV Certificates and the Class MF-1, Class MF-2, Class
MF-3, Class MF-4, Class MV-1, Class MV-2, Class MV-3 and Class MV-4 Certificates
will be "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan will be required to make certain representations.

                                       15

                        SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan other than a Specially
Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent
Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "SERVICING FEE RATE" for each Mortgage
Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to
Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans." The
Special Servicer will be paid a monthly fee (the "SPECIAL SERVICING FEE") from collections with respect to each Specially Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate.

         The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the Mortgage Loans other than the Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement. The Special Servicer
is also entitled to receive, as additional servicing compensation, Prepayment
Interest Excess, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the
Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Special Servicing Account.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

         When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST Shortfall") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month (calculated as if the Master Servicing Fee were payable to the Master Servicer with respect to all of the Mortgage Loans rather than only those Mortgage Loans that are not Specially Serviced Mortgage Loans) will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master
Servicer in the Certificate Account for distribution to holders of the
Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING INTEREST" and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

         Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time

                                       16

of those modifications, does not exceed an amount equal to 5% of the aggregate
Certificate Principal Balance of the related Certificates. Any purchase of a
Mortgage Loan subject to a modification will be for a price equal to 100% of the
Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage
Rate, net of any unreimbursed Advances of principal and interest on the Mortgage
Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the
Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

         The CWABS, Inc., Asset-Backed Certificates, Series 2006-1 (the
"CERTIFICATES") will consist of: Class AF-1, Class AF-2, Class AF-3, Class AF-4,
Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
MF-5, Class MF-6, Class MF-7, Class MF-8, Class BF, Class AV-1, Class AV-2,
Class AV-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class
MV-6, Class MV-7, Class MV-8, Class BV, Class A-R, Class PF, Class PV, Class CF
and Class CV Certificates.

         When describing the Certificates in this free writing prospectus we use the following terms:

           DESIGNATION                                        CLASS OF CERTIFICATES
--------------------------------    --------------------------------------------------------------------------

CLASS AF CERTIFICATES:              Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6
                                    Certificates

FIXED RATE SUBORDINATE              Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
  CERTIFICATES:                     Class MF-7, Class MF-8 and Class BF Certificates

CLASS AV CERTIFICATES:              Class AV-1, Class AV-2 and Class AV-3 Certificates

ADJUSTABLE RATE SUBORDINATE         Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
  CERTIFICATES:                     Class MV-7, Class MV-8 and Class BV Certificates

SENIOR CERTIFICATES:                Class AF, Class AV and Class A-R Certificates

SUBORDINATE CERTIFICATES:           Fixed Rate Subordinate Certificates and Adjustable Rate Subordinate
                                    Certificates

FIXED RATE CERTIFICATES:            Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6
                                    Certificates and Fixed Rate Subordinate Certificates

ADJUSTABLE RATE CERTIFICATES:       Class AF-1 and Class AV Certificates and Adjustable Rate Subordinate
                                    Certificates

GROUP 1 CERTIFICATES:               Class AF Certificates and Fixed Rate Subordinate Certificates

GROUP 2 CERTIFICATES OR SWAP        Class AV Certificates and Adjustable Rate Subordinate Certificates
  CERTIFICATES:

OFFERED CERTIFICATES:               Class AF, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5,
                                    Class MF-6, Class AV, Class MV-1, Class MV-2, Class MV-3, Class MV-4,
                                    Class MV-5, Class MV-6, Class MV-7 and Class AR Certificates

                                       17

The Certificates are generally referred to as the following types:

                                  CLASS                                                   TYPE
-------------------------------------------------------------------       -------------------------------------

Class AF-1, Class AV-1, Class AV-2, Class AV-3 Certificates:              Senior/Adjustable Rate

Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates:           Senior/Fixed Rate

Class AF-6 Certificates:                                                  Senior/Fixed Rate/NAS

Fixed Rate Subordinate Certificates:                                      Subordinate/Fixed Rate

Adjustable Rate Subordinate Certificates:                                 Subordinate/Adjustable Rate

Class A-R Certificates:                                                   Senior/REMIC Residual

Class PF and Class PV Certificates:                                       Prepayment Charges

Class CF and Class CV Certificates:                                       Residual

         Generally:

         o    distributions of principal and interest on the Class AF
              Certificates and the Fixed Rate Subordinate Certificates will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 1;

         o    distributions of principal and interest on the Class AV
              Certificates and the Adjustable Rate Subordinate Certificates will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 2;

         o    distributions on the Class PF and Class CF Certificates, to the
              extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 1;

         o    distributions on the Class PV and Class CV Certificates, to the
              extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 2; and

         o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage
              Loans in Loan Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

         The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are

                                       18

only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC. See "Description of the
Securities--Book-Entry Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

         The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

         General Definitions.

         "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

         "BUSINESS DAY" is any day other than:

                  (1) A Saturday or Sunday or

                  (2) A day on which banking institutions in the state of New
         York or California are required or authorized by law to be closed.

         "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates
(other than the Class CF and Class CV Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                  (1) all amounts previously distributed to holders of
         Certificates of that class as scheduled and unscheduled payments of principal; and

                  (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior
Certificates related to a Loan Group or Loan Groups in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

         After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

         "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
February 2006.

                                       19

         "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

         "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

         "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the
Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

         "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

         "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

         "RECORD DATE" means:

                  (1) in the case of the Adjustable Rate Certificates, the
         Business Day immediately preceding the Distribution Date, unless the
         Adjustable-Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

                  (2) in the case of the Fixed Rate Certificates and the Class
         A-R Certificates, (i) for the first Distribution Date, the Closing
         Date, and (ii) for any other Distribution Date, the last Business Day of the month preceding the month of the Distribution Date.

         "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

         Definitions related to Interest Calculations and Distributions.

         "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date, and for the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

         "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

                                       20

         "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

         "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

                  (a) Current Interest for such class with respect to prior
         Distribution Dates over

                  (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

         "INTEREST DETERMINATION DATE" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each
Accrual Period.

         "INTEREST FUNDS" means for any Loan Group and any Distribution Date (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date.

         "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any Distribution Date:

                  (a) the sum, without duplication, of:

                           (1) all scheduled interest collected during the
                  related Due Period, less the related Master Servicing Fees and
                  Special Servicing Fees,

                           (2) all interest on prepayments, other than
                  Prepayment Interest Excess,

                           (3) all Advances relating to interest,

                           (4) all Compensating Interest,

                           (5) all Liquidation Proceeds collected during the
                  related Due Period (to the extent that the Liquidation
                  Proceeds relate to interest), and

                           (6) the allocable portion of any Seller Shortfall
                  Interest Requirement, less

                  (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

         "NET RATE CAP" for each Distribution Date means:

         (i)      with respect to each class of Class AF Certificates and each class of Fixed Rate Subordinate Certificates, the weighted average Adjusted Net
Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) adjusted, in the case of the Class AF-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, and

         (ii)     with respect to each class of Class AV Certificates and each class of Adjustable Rate Subordinate Certificates, the weighted average Adjusted
Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the

                                       21

basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the Swap Adjustment Rate for the Distribution Date.

         "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date means the excess of:

                  (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable
         Net Rate Cap, over

                  (2) the amount of interest the class accrued on the
         Distribution Date based on the applicable Net Rate Cap,

         plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

         "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                                         (1)            (2)
                                                                       ---------    -----------

               Class AF-1........................................       0.130%        0.130%
               Class AV-1........................................       0.080%        0.160%
               Class AV-2........................................       0.190%        0.380%
               Class AV-3........................................       0.300%        0.600%
               Class MV-1........................................       0.390%        0.585%
               Class MV-2........................................       0.410%        0.615%
               Class MV-3........................................       0.440%        0.660%
               Class MV-4........................................       0.560%        0.840%
               Class MV-5........................................       0.600%        0.900%
               Class MV-6........................................       0.660%        0.990%
               Class MV-7........................................       1.300%        1.950%
               Class MV-8........................................       1.500%        2.250%
               Class BV..........................................       2.250%        3.375%
----------

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

         "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

                  (1) One-Month LIBOR for the Accrual Period (calculated as
         described below under "-- Calculation of One-Month LIBOR") plus the
         Pass-Through Margin for the class and Accrual Period, and

                  (2) the applicable Net Rate Cap for the related Distribution
         Date.

         "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed
Rate Certificates means a per annum rate equal to the lesser of:

                  (1) the per annum fixed rate for the class and the Accrual
         Period set forth in the table below and

                  (2) the applicable Net Rate Cap for the related Distribution
         Date.

                                       22

                                                                         (1)            (2)
                                                                      ----------    ----------

               Class AF-2........................................       5.281%        5.281%
               Class AF-3........................................       5.348%        5.348%
               Class AF-4........................................       5.714%        5.714%
               Class AF-5........................................       5.884%        6.384%
               Class AF-6........................................       5.526%        5.526%
               Class MF-1........................................       5.917%        5.917%
               Class MF-2........................................       6.016%        6.016%
               Class MF-3........................................       6.115%        6.115%
               Class MF-4........................................       6.200%        6.200%
               Class MF-5........................................       6.200%        6.200%
               Class MF-6........................................       6.200%        6.200%
               Class MF-7........................................       6.200%        6.200%
               Class MF-8........................................       6.200%        6.200%
               Class BF..........................................       6.200%        6.200%
----------

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

          "REFERENCE BANK RATE" with respect to any Accrual Period means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all the Adjustable Rate Certificates for the
Accrual Period, provided that at least two Reference Banks provide the rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on that date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all the Adjustable Rate Certificates for the Accrual Period.

         "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  (1) with an established place of business in London,

                  (2) which have been designated as a Reference Bank by the
         Trustee and

                  (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans, the Master
         Servicer or any successor Master Servicer.

         "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of February 2006, March 2006 and April 2006 means the sum of:

                  (a) the product of (1) the excess of the aggregate Stated
         Principal Balance for the Distribution Date of all the Mortgage Loans
         in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
         owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any)
         that have a scheduled payment of interest due in the related Due
         Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in

                                       23

         the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
         (weighted on the basis of the Stated Principal Balances thereof for the
         Distribution Date) and the denominator of which is 12; and

                  (b) the lesser of:

                           (i) the product of (1) the amount on deposit in the
                  Pre-Funding Account at the beginning of the related Due
                  Period, and (2) a fraction, the numerator of which is the
                  weighted average Net Mortgage Rate of the Mortgage Loans
                  (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period
                  (weighted on the basis of the Stated Principal Balances
                  thereof for the Distribution Date) and the denominator of
                  which is 12; and

                           (ii) the excess of (x) the sum of the amount of
                  Current Interest and Interest Carry Forward Amount due and
                  payable on the Fixed Rate Certificates and the Adjustable Rate
                  Certificates for the Distribution Date over (y) the sum of (1)
                  Interest Funds (less any portion of Interest Funds for Loan
                  Group 2 allocated to the swap trust to cover any Net Swap
                  Payment due to the Swap Counterparty with respect to such
                  Distribution Date) available to pay the amounts specified in clause (b)(ii)(x) of this definition (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest Funds for
                  the Distribution Date) and (2) any Net Swap Payment received by the Swap Contract Administrator from the Swap Counterparty for the Distribution Date and allocated to the swap trust to pay Current Interest and Interest Carry Forward Amounts on the
                  Class AV Certificates and the Adjustable Rate Subordinate
                  Certificates for the Distribution Date.

         "SWAP ADJUSTMENT RATE" with respect to any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (b) any Swap Termination Payment payable to the Swap
Counterparty for the Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans in
Loan Group 2 and the amount on deposit in the Pre-Funding Account in respect of
Loan Group 2.

         "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

         Definitions related to Principal Calculations and Distributions.

         "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable
Rate Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 2 from the Cut-off Date for each Mortgage Loan in Loan Group 2 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 2 received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan
Group 2, as set forth below:

Distribution Date                               Percentage
-----------------                               ----------

February 2008 -- January 2009.................. 1.75% with respect to February 2008, plus an additional 1/12th of 2.00% for each
                                                month thereafter through January 2009
February 2009 -- January 2010.................. 3.75% with respect to February 2009, plus an additional 1/12th of 1.25% for each
                                                month thereafter through January 2010

                                       24

February 2010 -- January 2011.................. 5.00% with respect to February 2010, plus an additional 1/12th of 1.00% for each
                                                month thereafter through January 2011
February 2011 -- January 2012.................. 6.00% with respect to February 2011, plus an additional 1/12th of 0.50% for each
                                                month thereafter through January 2012
February 2012 and thereafter..................  6.50%

         "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 2 equals or exceeds the product of (x) the Adjustable Rate Senior
Enhancement Percentage for the Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Class AV
Certificates and Adjustable Rate Subordinate Certificates:

                  Class                Percentage
         ----------------------     ----------------

         AV....................          36.75%
         MV-1..................          45.06%
         MV-2..................          56.76%
         MV-3..................          66.73%
         MV-4..................          79.35%
         MV-5..................          97.85%
         MV-6..................          122.69%
         MV-7..................          161.11%
         MV-8..................          224.64%
         BV....................          318.99%

         "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate
Excess Overcollateralization Amount for the Distribution Date and (ii) the
Principal Remittance Amount for Loan Group 2 for the Distribution Date.

         "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any
Distribution Date, is the excess, if any, of the Adjustable Rate
Overcollateralized Amount for the Distribution Date over the Adjustable Rate
Overcollateralization Target Amount for the Distribution Date.

         "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan
Group 2.

         "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 2
on the Distribution Date).

         "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution Date means (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 2.50% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 2 and the original
Pre-Funded Amount in respect of Loan Group 2 and (b) on or after the Adjustable
Rate Stepdown Date, the greater of (i) an amount equal to 5.00% of the aggregate
Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the current
Distribution Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Distribution Date, the
Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

                                       25

         "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date
means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and any
amount on deposit in the Pre-Funding Account in respect of Loan Group 2 on the
Distribution Date exceeds (y) the sum of the aggregate Certificate Principal
Balance of the Class AV Certificates and the Adjustable Rate Subordinate
Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amount for Loan Group 2 to be made on the Distribution
Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account in respect of Loan Group 2).

         "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date means a fraction
(expressed as a percentage):

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 2 for the preceding Distribution
                  Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV
                  Certificates, or (ii) after the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the
                  Certificate Principal Balance of the most senior class of
                  Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 for the preceding
         Distribution Date.

         "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

                  (a) the Distribution Date on which the aggregate Certificate
         Principal Balance of the Class AV Certificates is reduced to zero, and

                  (b) the later to occur of (x) the Distribution Date in
         February 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates
         (after calculating anticipated distributions on the Distribution Date)
         is less than or equal to 56.60% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 for the Distribution
         Date.

         "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for
each class of Adjustable Rate Subordinate Certificates and Distribution Date
means the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the Class AV Certificates (after taking into account
                  distribution of the Class AV Principal Distribution Amount for
                  the Distribution Date),

                           (b) the aggregate Certificate Principal Balance of
                  any classes of Adjustable Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Adjustable Rate Subordinate
                  Class Principal Distribution Amount(s) for the senior
                  class(es) of Certificates for the Distribution Date), and

                           (c) the Certificate Principal Balance of the subject
                  class of Adjustable Rate Subordinate Certificates immediately prior to the Distribution Date over

                  (2) the lesser of (a) the product of (x) 100% minus the
         Stepdown Target Subordination Percentage for the subject class of
         Certificates and (y) the aggregate Stated Principal Balance of the

                                       26

         Mortgage Loans in Loan Group 2 for the Distribution Date and (b) the
         aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
         2 for the Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if a class of Adjustable Rate Subordinate Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 2 until the Certificate Principal
Balance thereof is reduced to zero.

         "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

         "CLASS AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class
         AF Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (i) 63.40% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
         and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus the Fixed Rate OC
         Floor.

         "CLASS AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class
         AV Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (x) 56.60% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
         and (y) the aggregate Stated Principal Balance of the Mortgage Loans in
         Loan Group 2 for the Distribution Date minus the Adjustable Rate OC
         Floor.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date and (A) Loan Group 1 means the lesser of (1) the Fixed Rate
Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan
Group Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (B) Loan Group 2, is the lesser of (1) the
Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable
Rate Loan Group Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

         "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate
Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized
Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each
Mortgage Loan in Loan Group 1 to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries related to
Loan Group 1 received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan
Group 1 and the original Pre-Funded Amount in respect of Loan Group 1, as set forth below:

Distribution Date                               Percentage
-----------------                               ----------

February 2008 -- January 2009.................. 0.85% with respect to February 2008, plus an additional 1/12th of 1.10% for each
                                                month thereafter through January 2009
February 2009 -- January 2010.................. 1.95% with respect to February 2009, plus an additional 1/12th of 1.35% for each
                                                month thereafter through January 2010

                                       27

February 2010 -- January 2011.................. 3.30% with respect to February 2010, plus an additional 1/12th of 0.95% for each
                                                month thereafter through January 2011
February 2011 -- January 2012.................. 4.25% with respect to February 2011, plus an additional 1/12th of 0.25% for each
                                                month thereafter through January 2012
February 2012 and thereafter..................  4.50%

         "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for the
Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Class AF Certificates and Fixed Rate Subordinate
Certificates:

                      Class                Percentage
             ----------------------     -----------------
             AF....................          43.50%
             MF-1..................          52.03%
             MF-2..................          63.43%
             MF-3..................          73.03%
             MF-4..................          84.24%
             MF-5..................          98.89%
             MF-6..................         117.07%
             MF-7..................         142.15%
             MF-8..................         174.96%
             BF....................         224.24%

         "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Fixed Rate Excess
Overcollateralization Amount for the Distribution Date and (ii) the Principal
Remittance Amount for Loan Group 1 for the Distribution Date.

         "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Fixed Rate Overcollateralized Amount for the
Distribution Date over the Fixed Rate Overcollateralization Target Amount for the Distribution Date.

         "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

         "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on the Distribution Date (after giving effect to distribution of the
Principal Distribution Amount (other than the portion thereof consisting of the
Extra Principal Distribution Amount) for Loan Group 1 on the Distribution Date).

         "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to 3.55% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 7.10% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate
Trigger Event is in effect on any Distribution Date, the Fixed Rate
Overcollateralization Target Amount will be the Fixed Rate Overcollateralization
Target Amount as in effect for the prior Distribution Date.

                                       28

         "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and any
amount on deposit in the Pre-Funding Account in respect of Loan Group 1 on the
Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the
Class AF Certificates and the Fixed Rate Subordinate Certificates as of the
Distribution Date (after giving effect to distribution of the Principal
Remittance Amount from Loan Group 1 to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding
Period, any amounts to be released from the Pre-Funding Account in respect of
Loan Group 1).

         "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date means a fraction
(expressed as a percentage):

                  (1)      the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 1 for the preceding Distribution
                  Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class AF Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AF
                  Certificates, or (ii) after the Certificate Principal Balances of the Class AF Certificates have been reduced to zero, the
                  Certificate Principal Balance of the most senior class of
                  Fixed Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 1 for the preceding
         Distribution Date.

         "FIXED RATE STEPDOWN DATE" is the earlier to occur of:

                  (a) the Distribution Date on which the aggregate Certificate
         Principal Balance of the Class AF Certificates is reduced to zero, and

                  (b) the later to occur of (x) the Distribution Date in
         February 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates
         (after calculating anticipated distributions on the Distribution Date)
         is less than or equal to 63.40% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 1 for the Distribution
         Date.

         "FIXED RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of Fixed Rate Subordinate Certificates and Distribution Date means the excess of:

                  (1)      the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the Class AF Certificates (after taking into account
                  distribution of the Class AF Principal Distribution Amount for
                  the Distribution Date),

                           (b) the aggregate Certificate Principal Balance of
                  any class(es) of Fixed Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Fixed Rate Subordinate Class
                  Principal Distribution Amount(s) for the senior class(es) of
                  Certificates of Subordinate Certificates for the Distribution
                  Date), and

                           (c) the Certificate Principal Balance of the subject
                  class of Fixed Rate Subordinate Certificates immediately prior to the subject Distribution Date over

                  (2) the lesser of (a) the product of (x) 100% minus the
         Stepdown Target Subordination Percentage for the subject class of
         Certificates and (y) the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group 1 for the Distribution Date and (b) the
         aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
         1 for the Distribution Date minus the Fixed Rate OC Floor;

                                       29

provided, however, that if a class of Fixed Rate Subordinate Certificates is the only class of Fixed Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 1 until the Certificate Principal
Balance thereof is reduced to zero.

         "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means either a Fixed Rate Delinquency Trigger
Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss
Trigger Event with respect to that Distribution Date.

         "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                                  Initial Target             Stepdown Target
                                             Subordination Percentage   Subordination Percentage
                                             -------------------------  ------------------------

          Class MF-1.......................            15.30%                     30.60%
          Class MF-2.......................            12.55%                     25.10%
          Class MF-3.......................            10.90%                     21.80%
          Class MF-4.......................             9.45%                     18.90%
          Class MF-5.......................             8.05%                     16.10%
          Class MF-6.......................             6.80%                     13.60%
          Class MF-7.......................             5.60%                     11.20%
          Class MF-8.......................             4.55%                      9.10%
          Class BF.........................             3.55%                      7.10%
          Class MV-1.......................            17.70%                     35.40%
          Class MV-2.......................            14.05%                     28.10%
          Class MV-3.......................            11.95%                     23.90%
          Class MV-4.......................            10.05%                     20.10%
          Class MV-5.......................             8.15%                     16.30%
          Class MV-6.......................             6.50%                     13.00%
          Class MV-7.......................             4.95%                      9.90%
          Class MV-8.......................             3.55%                      7.10%
          Class BV.........................             2.50%                      5.00%

         The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Principal Balance of the
Initial Mortgage Loans in the related Loan Group and the original Pre-Funded
Amount in respect of the related Loan Group.

         "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of:

                  (1) a fraction, the numerator of which is the Certificate
         Principal Balance of the Class AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class AF
         Certificates, in each case immediately prior to the Distribution Date,

                  (2) any amounts to be distributed to the Class AF Certificates on the Distribution Date pursuant to clause (1)(A) or (2)(A) under
         "--Distributions of Principal Distribution Amount for Loan Group 1"
         below and

                  (3) the applicable percentage for the Distribution Date set forth in the following table:

                                       30

           Distribution Date                          Percentage
           -----------------                          ----------
      February 2006 -- January 2009                         0%
      February 2009 -- January 2011                        45%
      February 2011 -- January 2012                        80%
      February 2012 -- January 2013                       100%
      February 2013 and thereafter                        300%

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

                  (1) the Principal Remittance Amount for the Loan Group for the
         Distribution Date (in the case of Loan Group 2, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date),

                  (2) the Extra Principal Distribution Amount for the Loan Group
         for the Distribution Date, and

                  (3) with respect to the Distribution Date immediately
         following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any
         investment income therefrom) allocable to the Loan Group.

                  minus

                  (4) (a) the Fixed Rate Overcollateralization Reduction Amount
         for the Distribution Date, in the case of Loan Group 1, and (b) the
         Adjustable Rate Overcollateralization Reduction Amount for the
         Distribution Date, in the case of Loan Group 2.

         "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

                  (a) the sum, without duplication, of:

                           (1) the scheduled principal collected during the
                  related Due Period or advanced with respect to the
                  Distribution Date,

                           (2) prepayments collected in the related Prepayment
                  Period,

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by a Seller or purchased by the
                  Master Servicer,

                           (4) the amount, if any, by which the aggregate unpaid
                  principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                           (5) all Liquidation Proceeds (to the extent that the
                  Liquidation Proceeds relate to principal) and Subsequent
                  Recoveries collected during the related Due Period, less

                  (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

         "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been

                                       31

received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

         "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date on or after the related Stepdown Date and any Loan Group, means the average of the Sixty-Day Delinquency Rates for the Loan Group and the Distribution Date
and the two immediately preceding Distribution Dates.

         "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated
Principal Balance for the Distribution Date of all Mortgage Loans in the Loan
Group 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage
Loans in the Loan Group.

         "TRIGGER EVENT" means an Adjustable Rate Trigger Event or a Fixed Rate
Trigger Event, as the case may be.

         "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

         The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

                  (1) all payments on account of principal, including Principal
         Prepayments, on the Mortgage Loans,

                  (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
         Mortgage Loans, net of the related Master Servicing Fees and Special
         Servicing Fees on the Mortgage Loans and net of Prepayment Interest
         Excess,

                  (3) all Insurance Proceeds, Liquidation Proceeds and
         Subsequent Recoveries,

                  (4) all payments made by the Master Servicer in respect of
         Compensating Interest,

                  (5) all payments made by a Seller in connection with the
         repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
         Pooling and Servicing Agreement,

                  (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

                  (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

                  (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
         Account,

                                       32

                  (9) any amounts required to be deposited by the Master
         Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

                  (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

                  (11) all Advances.

         On the Business Day prior to the Master Servicer Advance Date in each of February 2006, March 2006 and April 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

         The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

                  (1) to pay to the Master Servicer the Master Servicing Fees on
         the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
         Adjustment to Master Servicing Fee in Connection With Certain Prepaid
         Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
         Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

                  (2) to reimburse the Master Servicer for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
         Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or
         Subsequent Recoveries with respect thereto) with respect to which the
         Advance was made,

                  (3) to reimburse the Master Servicer for any Advances
         previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related
         Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

                  (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

                  (5) to pay to the Master Servicer any unpaid Master Servicing
         Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or
         Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

                                       33

                  (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and
         Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
         Mortgage Loan,

                  (7) after the transfer from the Certificate Account for
         deposit to the Distribution Account of the Interest Remittance Amount
         and the Principal Remittance Amount on the related Distribution Account
         Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

                  (8) to withdraw any amount deposited in the Certificate
         Account and not required to be deposited therein, and

                  (9) to clear and terminate the Certificate Account upon
         termination of the Pooling and Servicing Agreement.

         In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal
Remittance Amount to the extent on deposit in the Certificate Account, and the
Trustee will deposit the amount in the Distribution Account, as described below.

         The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

                  (1) the aggregate amount remitted by the Master Servicer to the Trustee,

                  (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the
         Distribution Account, and

                  (3) the amount, if any, remaining in the Pre-Funding Account
         (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

         The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "--
Distributions" and may from time to time make withdrawals from the Distribution
Account:

                  (1) to pay the Trustee Fee to the Trustee,

                  (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

                  (3) to withdraw any amount deposited in the Distribution
         Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

                                       34

                  (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

         There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

o        the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

o        the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

         The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

         Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be
invested in Permitted Investments in respect of amounts received under the
Corridor Contract, at the written direction of the majority holder of the Class
CF Certificates.

         If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract in Permitted Investments. Any net
investment earnings will be paid pro rata to the holders of the class of
Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve
Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

THE SWAP ACCOUNT

         The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each
Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 2 for
that Distribution Date) that are to be remitted to the Swap Contract
Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap

                                       35

Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       26

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

-----------------------------  --------------------------------------------  -----------------

    TYPE / RECIPIENT (1)                          AMOUNT                      GENERAL PURPOSE
-----------------------------  --------------------------------------------  -----------------

FEES
Master Servicing Fee /         One-twelfth of the Stated Principal Balance   Compensation
Master Servicer                of each Mortgage Loan (other than a
                               Specially Serviced Mortgage Loan)
                               multiplied by the Servicing Fee Rate (3)

Special Servicing Fee /        One-twelfth of the Stated Principal Balance   Compensation
Special Servicer               of each Specially Serviced Mortgage Loan
                               multiplied by the Servicing Fee Rate (3)

Additional Servicing           o Prepayment Interest Excess (4)              Compensation
Compensation / Master
Servicer and Special Servicer

                               o  All late payment fees, assumption          Compensation
                                  fees and other similar charges (excluding
                                  prepayment charges)

                               o  All investment income earned on            Compensation
                                  amounts on deposit in the Certificate
                                  Account and Distribution Account (in the
                                  case of the Master Servicer) or the
                                  Special Servicing Account (in the case of
                                  the Special Servicer).

                               o  Excess Proceeds (5)                        Compensation

Trustee Fee (the "TRUSTEE      One-twelfth of the Trustee Fee Rate           Compensation
Fee") / Trustee                multiplied by the sum of (i) the aggregate
                               Stated Principal Balance of the outstanding
                               Mortgage Loans and (ii) any amounts remaining
                               in the Pre-Funding Account (excluding
                               any investment earnings thereon).

-----------------------------    -----------------------------------------------  ---------------

    TYPE / RECIPIENT (1)                             SOURCE (2)                           FREQUENCY
-----------------------------    -----------------------------------------------  ---------------

FEES
Master Servicing Fee /             Collections with respect to each Mortgage Loan           Monthly
Master Servicer                    and any Liquidation Proceeds or Subsequent
                                   Recoveries

Special Servicing Fee /            Collections with respect to each Specially               Monthly
Special Servicer                   Serviced Mortgage Loan and any Liquidation
                                   Proceeds or Subsequent Recoveries

Additional Servicing               Interest collections with respect to each           Time to time
Compensation / Master              Mortgage Loan other than a Specially Serviced
Servicer and Special Servicer      Mortgage Loan (in the case of the Master
                                   Servicer) or each Specially Serviced
                                   Mortgage Loan (in the case of the
                                   Special Servicer)

                                   Payments made by obligors with respect to the       Time to time
                                   Mortgage Loans other than the Specially
                                   Serviced Mortgage Loans (in the case of the
                                   Master Servicer) or the Specially Serviced
                                   Mortgage Loans (in the case of the Special
                                   Servicer)

                                   Investment income related to the Certificate             Monthly
                                   Account and Distribution Account (in the case
                                   of the Master Servicer) or the Special
                                   Servicing Account (in the case of the Special
                                   Servicer)

                                   Liquidation Proceeds and Subsequent Recoveries      Time to time
                                   with respect to each Mortgage Loan other than
                                   a Specially Serviced Mortgage Loan (in the
                                   case of the Master Servicer) or each Specially
                                   Serviced Mortgage Loan (in the case of the
                                   Special Servicer)

Trustee Fee (the "TRUSTEE          Interest Remittance Amount                               Monthly
FEE") / Trustee

                                                                 37

-----------------------------  --------------------------------------------  -----------------

    TYPE / RECIPIENT (1)                          AMOUNT                      GENERAL PURPOSE
-----------------------------  --------------------------------------------  -----------------

                               Account (excluding any investment earnings
                                   thereon).
EXPENSES

Insurance premiums /           Insurance premium(s) for Mortgage Loan(s)     Expense
Mortgage Insurer               covered by lender-paid mortgage insurance
                               policies

Insurance expenses / Master    Expenses incurred by the Master Servicer      Reimbursement of
Servicer and Special           and Special Servicer                          Expenses
Servicer

Servicing Advances / Master    To the extent of funds available, the         Reimbursement of
Servicer and Special           amount of any Servicing Advances.             Expenses
Servicer

Indemnification expenses /     Amounts for which the Sellers, the Master     Indemnification
the Sellers, the Master        Servicer, the Special Servicer, the NIM
Servicer, the Special          Insurer and Depositor are entitled to
Servicer, the NIM Insurer      indemnification (7)
and the Depositor

-----------------------------   ----------------------------------------------  -------------------------

    TYPE / RECIPIENT (1)                             SOURCE (2)                          FREQUENCY
-----------------------------   ----------------------------------------------  -------------------------

EXPENSES

Insurance premiums /             Interest collections on the related Mortgage             Monthly
Mortgage Insurer                 Loan(s)

Insurance expenses / Master      To the extent the expenses are covered by an        Time to time
Servicer and Special             insurance policy with respect to the Mortgage
Servicer                         Loan

Servicing Advances / Master      With respect to each Mortgage Loan, late            Time to time
Servicer and Special             recoveries of the payments of the costs and
Servicer                         expenses, Liquidation Proceeds, Subsequent
                                 Recoveries, purchase proceeds or repurchase
                                 proceeds for that Mortgage Loan (6)

Indemnification expenses /       Amounts on deposit on the Certificate Account            Monthly
the Sellers, the Master          on any Distribution Account Deposit Date,
Servicer, the Special            following the transfer to the Distribution
Servicer, the NIM Insurer        Account
and the Depositor

----------
(1)      If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)      Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the
         Certificates.

(3)      The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the
         Mortgage Loans -- Adjustment to Master Servicing Fee in Connection With
         Certain Prepaid Mortgage Loans."

(4)      Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
         Compensation and Payment of Expenses."

(5)      Excess Proceeds is described above in this free writing prospectus under "-- Glossary of Terms -- General Definitions."

(6)      Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses,
         Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

                                                                 38

(7)      Each of the Sellers, the Master Servicer, the NIM Insurer and the
         Depositor are entitled to indemnification of certain expenses. In addition, the Special Servicer is entitled to indemnification from the
         Master Servicer and Countrywide Home Loans, Inc. of certain expenses.

                                                                 39

DISTRIBUTIONS

         General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

         Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

         On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1, to the Class PF
Certificates, and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group 2, to the Class PV Certificates.

         Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

         All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

         The Pass-Through Rates for the Adjustable Rate Certificates are
variable rates that may change from Distribution Date to Distribution Date.
Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution
Date, the Pass-Through Rate for each class of interest-bearing Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "--
Glossary of Terms -- Definitions related to Interest Calculations and
Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

         If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the
Corridor Contract in the case of the Class AF-1 Certificates and the Swap
Contract in the case of the Group 2 Certificates.

         Distributions of Interest Funds For Loan Group 1. On each Distribution
Date, the Interest Funds for that Distribution Date with respect to Loan Group 1 are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

                  (1) concurrently to the classes of Class AF Certificates, the
         Current Interest and Interest Carry Forward Amount for those classes, pro rata, based on their respective entitlements,

                  (2) sequentially, to the Class MF-1, Class MF-2, Class MF-3,
         Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF
         Certificates, in that order, the Current Interest for that class, and

                  (3) any remainder as part of the Fixed Rate Loan Group Excess
         Cashflow to be allocated as described under "-- Overcollateralization
         Provisions" below.

         Distributions of Interest Funds for Loan Group 2. On each Distribution
Date, the Interest Funds for that Distribution Date with respect to Loan Group 2 are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

                  (1) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap
         Counterparty with respect to such Distribution Date;

                  (2) concurrently to the classes of Class AV Certificates, the
         Current Interest and Interest Carry Forward Amount for those classes, pro rata, based on their respective entitlements,

                  (3) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
         Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV
         Certificates, in that order, the Current Interest for that class, and

                  (4) any remainder as part of the Adjustable Rate Loan Group
         Excess Cashflow to be allocated as described under
         "--Overcollateralization Provisions" below.

         Distributions of Funds from the Corridor Contract. On each Distribution
Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that Distribution
Date will be deposited in the Carryover Reserve Fund and then distributed to the
Class AF-1 Certificates, to the extent needed to pay any related Net Rate
Carryover.

         Any amounts allocated to the issuing entity in respect of the Corridor
Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class CF
Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate
Carryover on the Class AF-1 Certificates until the Corridor Contract Termination
Date. See "-- Carryover Reserve Fund" below.

         Distributions of Funds from the Swap Contract. On each Distribution
Date on or prior to the Swap Contract Termination Date, amounts allocated to the
Swap Account by the Swap Contract Administrator will be distributed as described under "-- The Swap Contract" below.

         Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the related Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date for a Loan
Group or if a Trigger Event for that Loan Group is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the related Subordinate
Certificates.

         On any Distribution Date on or after the Stepdown Date for a Loan Group and so long as no Trigger Event for that Loan Group is in effect, instead of allocating all amounts distributable as principal on the Certificates to the related Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the related Subordinate Certificates. The amount allocated to each class of
Certificates on or after the related Stepdown Date and so long as no related
Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the related Stepdown Date, if a related Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the related Stepdown Date. The amount to be distributed as principal on each
Distribution Date are described in more detail under "-- Glossary of Terms --
Definitions related to Principal Calculations and Distributions", and the order in which these amounts are distributed are described under "-- Distributions of
Principal Distribution Amount for Loan Group 1" in this free writing prospectus.

                                       41

         Distributions of Principal Distribution Amount for Loan Group 1. On
each Distribution Date, the Principal Distribution Amount for Loan Group 1 is
required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

                  (1) For each Distribution Date prior to the Fixed Rate
         Stepdown Date or on which a Fixed Rate Trigger Event is in effect, sequentially:

                           (A) to the classes of Class AF Certificates, in the
                  amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (2) For each Distribution Date on or after the Fixed Rate
         Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect, sequentially:

                           (A) in an amount up to the Class AF Principal
                  Distribution Amount, to the classes of Class AF Certificates in the amounts and order of priority set forth in clause (3)
                  below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, the Fixed
                  Rate Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Classes of Class AF Certificates, those amounts will be distributed to the Class AF Certificates in the following order of priority:

                           (A) the NAS Principal Distribution Amount to the
                  Class AF-6 Certificates, until the Certificate Principal
                  Balance thereof is reduced to zero,

                           (B) sequentially, to the Class AF-1, Class AF-2,
                  Class AF-3, Class AF-4 and Class AF-5 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                           (C) to the Class AF-6 Certificates, without regard to
                  the NAS Principal Distribution Amount, until the Certificate
                  Principal Balance thereof is reduced to zero.

         Distributions of Principal Distribution Amount for Loan Group 2. On
each Distribution Date, the Principal Distribution Amount for Loan Group 2 is
required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

                                       42

                  (1) For each Distribution Date prior to the Adjustable Rate
         Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

                           (A) to the classes of Class AV Certificates, in the
                  amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MV-1, Class MV-2,
                  Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                  Class MV-8 and Class BV Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                           (C) any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (2) For each Distribution Date on or after the Adjustable Rate
         Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, sequentially:

                           (A) in an amount up to the Class AV Principal
                  Distribution Amount, to the classes of Class AV Certificates, in the amounts and order of priority set forth in clause (3)
                  below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MV-1, Class MV-2,
                  Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                  Class MV-8 and Class BV Certificates, in that order, the
                  Adjustable Rate Subordinate Class Principal Distribution
                  Amount for that class, in each case until the Certificate
                  Principal Balance thereof is reduced to zero, and

                           (C) any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class AV Certificates, those amounts will be distributed sequentially, to the Class AV-1, Class AV-2 and Class
         AV-3 Certificates, in that order, in each case until the Certificate
         Principal Balance thereof is reduced to zero.

         Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R, Class PF and Class PV Certificates.
The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first
Distribution Date, on each Distribution Date, the holders of the Class A-R
Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class CF and Class CV Certificates (as provided in the Pooling and
Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

         On the Closing Date, it is expected that:

o        the sum of the aggregate Stated Principal Balance of the Initial
         Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 will exceed the initial aggregate Certificate
         Principal Balance of the Class AF Certificates and the Fixed Rate
         Subordinate Certificates by approximately $11,271,000, which is approximately 2.55% of the sum of the aggregate Stated Principal
         Balance of the Initial Mortgage Loans in Loan Group 1 and the original
         Pre-Funded Amount in respect of Loan Group 1; and

                                       43

o        the sum of the aggregate Stated Principal Balance of the Initial
         Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2 will exceed the initial aggregate Certificate
         Principal Balance of the Class AV Certificates and the Adjustable Rate
         Subordinate Certificates by approximately $8,950,000, which is approximately 2.50% of the sum of the aggregate Stated Principal
         Balance of the Initial Mortgage Loans in Loan Group 2 and the original
         Pre-Funded Amount in respect of Loan Group 2.

         In the case of Loan Group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the Pooling and
Servicing Agreement. In the case of Loan Group 2, the amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted
Net Mortgage Rate for each group of Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage
Loans in a Loan Group in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan
Group (including, in the case of Loan Group 2, any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate
Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved (in the case of Loan Group 1) or maintained or restored (in the case of Loan Group 2). The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay
Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

         Fixed Rate Loan Group Excess Cashflow.

         The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(3) in "-- Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 1" for the Distribution Date and clause (1)(C) or
(2)(C), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 1" for the Distribution Date and (ii) the
Fixed Rate Overcollateralization Reduction Amount for the Distribution Date, if
any.

         With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow will be paid to the classes of Certificates in the following order of priority:

                 1.   to the holders of the class or classes of Class AF
                      Certificates and Fixed Rate Subordinate Certificates then
                      entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution
                      Amount for Loan Group 1, payable to those holders as part
                      of the Principal Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 1" above;

                 2.   concurrently, to the holders of the classes of Class AF
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes, in an amount equal to the
                      Unpaid Realized Loss Amount for each such class;

                 3.   sequentially, to the holders of the Class MF-1, Class
                      MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
                      Class MF-7, Class MF-8 and Class BF Certificates, in that
                      order, in each case, first in an amount equal to any
                      Interest Carry Forward Amount for that class, and second,
                      in an amount equal to the Unpaid Realized Loss Amount for
                      that class;

                  4.  to each class of Class AF Certificates and Fixed Rate
                      Subordinate Certificates (in the case of the Class AF-1
                      Certificates after application of amounts allocated to the issuing entity in respect of the Corridor Contract to
                      cover Net Rate Carryover), pro rata based on the
                      Certificate Principal Balances thereof, to the extent
                      needed to pay any unpaid Net Rate Carryover for each such
                      class; and then any Fixed Rate Loan Group Excess Cashflow

                                       44

                      remaining after the allocation to pay Net Rate Carryover
                      based on the Certificate Principal Balances of those
                      Certificates will be distributed to each class of Class AF
                      Certificates and Fixed Rate Subordinate Certificates with
                      respect to which there remains any unpaid Net Rate
                      Carryover, pro rata, based on the amount of the unpaid Net
                      Rate Carryover;

                5.    to the holders of the class or classes of Class AV
                      Certificates and Adjustable Rate Subordinate Certificates
                      then entitled to receive distributions in respect of
                      principal, payable to those holders as part of the
                      Principal Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 2" above, in an amount equal to the
                      Extra Principal Distribution Amount for Loan Group 2 not
                      covered by the Adjustable Rate Loan Group Excess Cashflow
                      and Net Swap Payments;

                 6.   concurrently, to the holders of each class of Class AV
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes remaining undistributed after
                      application of the Adjustable Rate Loan Group Excess
                      Cashflow and Net Swap Payments, in each case in an amount
                      equal to the Unpaid Realized Loss Amount for the class
                      remaining undistributed after application of the
                      Adjustable Rate Loan Group Excess Cashflow and Net Swap
                      Payments;

                 7.   sequentially, to the holders of the Class MV-1, Class
                      MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
                      Class MV-7, Class MV-8 and Class BV Certificates, in that
                      order, in each case in an amount equal to the Unpaid
                      Realized Loss Amount for that class remaining
                      undistributed after application of the Adjustable Rate
                      Loan Group Excess Cashflow and Net Swap Payments;

                 8.   to the Carryover Reserve Fund, in an amount equal to the
                      Required Carryover Reserve Fund Deposit (after giving
                      effect to other deposits and withdrawals therefrom on the
                      Distribution Date without regard to any amounts allocated
                      to the issuing entity in respect of the Corridor Contract
                      not required to cover Net Rate Carryover on the related
                      class(es) of Certificates on that Distribution Date); and

                 9.   to fund distributions to the holders of the Class CF and
                      Class A-R Certificates, in each case in the amounts
                      specified in the Pooling and Servicing Agreement.

         Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
9 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

         Adjustable Rate Loan Group Excess Cashflow.

         The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4) in "--Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 2" and clause (1)(C) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal Distribution Amount for Loan
Group 2" and (ii) the Adjustable Rate Overcollateralization Reduction Amount for
that Distribution Date, if any.

         With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Adjustable Rate
Loan Group Excess Cashflow:

                1.    to the holders of the class or classes of Class AV
                      Certificates and Adjustable Rate Subordinate Certificates
                      then entitled to receive distributions in respect of
                      principal, in an aggregate amount equal to the Extra
                      Principal Distribution Amount for Loan Group 2, payable to those holders as part of the related Principal
                      Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 2" above;

                                       45

                2.    concurrently, to the holders of each class of Class AV
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

                3.    sequentially, to the holders of the Class MV-1, Class
                      MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
                      Class MV-7, Class MV-8 and Class BV Certificates, in that
                      order, in each case, first in an amount equal to any
                      Unpaid Realized Loss Amount for that class, and second, in an amount equal to the Interest Carry Forward Amount for
                      that class;

                4.    to each class of Class AV Certificates and Adjustable Rate
                      Subordinate Certificates, pro rata based on the
                      Certificate Principal Balances thereof, to the extent
                      needed to pay any Net Rate Carryover for each such class;
                      provided that any Adjustable Rate Loan Group Excess
                      Cashflow remaining after the allocation to pay Net Rate
                      Carryover based on the Certificate Principal Balances of
                      those Certificates will be distributed to each class of
                      Class AV Certificates and Adjustable Rate Subordinate
                      Certificates with respect to which there remains any
                      unpaid Net Rate Carryover (after the distribution based on
                      Certificate Principal Balances), pro rata, based on the
                      amount of the unpaid Net Rate Carryover;

                5.    if the Fixed Rate Overcollateralization Target Amount has
                      at any previous time been met, to the holders of the class or classes of Class AF Certificates and Fixed Rate
                      Subordinate Certificates then entitled to receive
                      distributions in respect of principal, payable to those
                      holders as part of the Principal Distribution Amount as
                      described under "--Distributions--Distributions of
                      Principal Distribution Amount for Loan Group 1" above, in
                      an amount equal to the Extra Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Loan Group
                      Excess Cashflow;

                6.    concurrently, to the holders of each class of Class AF
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes remaining undistributed after
                      application of the Fixed Rate Loan Group Excess Cashflow,
                      in each case in an amount equal to the Unpaid Realized
                      Loss Amount for the class remaining undistributed after
                      application of the Fixed Rate Loan Group Excess Cashflow;

                7.    sequentially, to the holders of the Class MF-1, Class
                      MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
                      Class MF-7, Class MF-8 and Class BF Certificates, in that
                      order, in each case in an amount equal to the Unpaid
                      Realized Loss Amount for that class remaining
                      undistributed after application of the Fixed Rate Loan
                      Group Excess Cashflow;

                8.    to the Carryover Reserve Fund, in an amount equal to the
                      Required Carryover Reserve Fund Deposit (after giving
                      effect to other deposits and withdrawals therefrom on the
                      Distribution Date without regard to any amounts allocated
                      to the issuing entity in respect of the Corridor Contract
                      not required to cover Net Rate Carryover on the Class AF-1
                      Certificates on that Distribution Date);

                9.    to the Swap Account, in an amount equal to any Swap
                      Termination Payment due to the Swap Counterparty as a
                      result of a Swap Counterparty Trigger Event; and

                10.   to fund distributions to the holders of the Class CV and
                      Class A-R Certificates, in each case in the amounts
                      specified in the Pooling and Servicing Agreement.

         Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
10 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

                                       46

THE CORRIDOR CONTRACT

         Countrywide Home Loans has entered into an interest rate corridor transaction with Bear Stearns Financial Products, Inc. ("BSFP" or the "CORRIDOR
CONTRACT COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home
Loans and the Corridor Contract Counterparty, the "CORRIDOR CONTRACT") for the
benefit of the Class AF-1 Certificates.

         Pursuant to the Corridor Contract, the terms of an ISDA Master
Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the
Corridor Contract Counterparty on the date the Corridor Contract was executed.
The Corridor Contract is subject to certain ISDA definitions. On the Closing
Date, pursuant to a "CORRIDOR CONTRACT ASSIGNMENT AGREEMENT," Countrywide Home
Loans will assign its rights under the Corridor Contract to The Bank of New
York, as corridor contract administrator (in this capacity, the "CORRIDOR
CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract
Administrator and the Trustee will enter into a corridor contract administration agreement (the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

         On or prior to the Corridor Contract Termination Date, amounts (if any)
received under the Corridor Contract by the Corridor Contract Administrator and
allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class AF-1 Certificates as described above under
"--Distributions--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of Certificates other than the
Class AF-1 Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net
Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination
Date for distribution as described above under "-- Distributions --Distributions of Funds from the Corridor Contract."

         With respect to the Corridor Contract and any Distribution Date on or
prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

         (i)      the excess (if any) of (x) the lesser of (A) One-Month LIBOR
(as determined by the Corridor Contract Counterparty) and (B) the Corridor
Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract
Strike Rate for that Distribution Date,

         (ii)     the Corridor Contract Notional Balance for that Distribution
Date, and

         (iii)    the actual number of days in the related calculation period, divided by 360.

         Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the
Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

     o   first, to the Trustee, up to the amount that would be payable under the
         Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the
         Distribution Date and the Certificate Principal Balance of the Class
         AF-1 Certificates immediately prior to the Distribution Date, referred to as a "NET CORRIDOR CONTRACT PAYMENT," and

     o   second, to Countrywide Home Loans, any remainder, referred to as an
         "EXCESS CORRIDOR CONTRACT PAYMENT."

                                       47

         Excess Corridor Contract Payments will not be available to cover Net
Rate Carryover on the Certificates.

         The "CORRIDOR CONTRACT NOTIONAL BALANCE," the "CORRIDOR CONTRACT STRIKE
RATE" and the "CORRIDOR CONTRACT CEILING RATE" for the Corridor Contract for
each Distribution Date are as described in the following table. In addition, the
Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "CORRIDOR CONTRACT TERMINATION DATE" for the
Corridor Contract.

                      CORRIDOR                       CORRIDOR                             CORRIDOR                         CORRIDOR
   MONTH OF           CONTRACT        CORRIDOR       CONTRACT             MONTH OF        CONTRACT        CORRIDOR         CONTRACT
 DISTRIBUTION         NOTIONAL        CONTRACT        CEILING         DISTRIBUTION      NOTIONAL        CONTRACT            CEILING
     DATE             BALANCE ($)  STRIKE RATE (%)   RATE (%)               DATE        BALANCE ($)    STRIKE RATE (%)     RATE (%)
----------------    ------------- ---------------- -------------     ---------------  --------------- ----------------- ------------

February 2006        147,232,000      7.66194         9.00000          February 2007      73,392,786       6.42383         9.00000
March 2006           144,734,657      7.11440         9.00000          March 2007         65,464,411       7.11206         9.00000
April 2006           141,927,078      6.42567         9.00000          April 2007         57,702,799       6.42376         9.00000
May 2006             138,274,932      6.63962         9.00000          May 2007           50,104,467       6.63786         9.00000
June 2006            133,777,143      6.42520         9.00000          June 2007          42,666,008       6.42371         9.00000
July 2006            128,437,253      6.63911         9.00000          July 2007          35,384,086       6.63780         9.00000
August 2006          122,263,735      6.42469         9.00000          August 2007        28,255,431       6.42365         9.00000
September 2006       115,270,071      6.42444         9.00000          September 2007     21,276,845       6.42361         9.00000
October 2006         107,480,294      6.63833         9.00000          October 2007       14,445,193       6.63770         9.00000
November 2006         99,020,838      6.42392         9.00000          November 2007       7,757,408       6.42355         9.00000
December 2006         90,218,580      6.63802         9.00000          December 2007       1,210,484       6.63763         9.00000
January 2007          81,592,033      6.42386         9.00000

         The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the
Corridor Contract Administrator, the failure by the Corridor Contract
Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor
Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

         It will also be an additional termination event under the Corridor
Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and
Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the
Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i)
has agreed to deliver any information, report, certification or accountants'
consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor
Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

         If the Corridor Contract is terminated, the Corridor Contract
Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the
Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor
Contract Notional Balance at the time of termination and (y) the Certificate
Principal Balance of the Class AF-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional
Balance at the time of termination over (y) the Certificate Principal Balance of the Class AF-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the applicable Corridor Contract Termination Date to pay any Net Rate Carryover on the Class AF-1 Certificates. However, if a
termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing

                                       48

Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

         The significance percentage for the Corridor Contract is less than 10%.
The "SIGNIFICANCE PERCENTAGE" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Certificate
Principal Balance of the Class AF-1 Certificates. The "SIGNIFICANCE ESTIMATE" of
the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

         BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider.
BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from
Moody's Investors Service.

         The Certificates do not represent an obligation of the Corridor
Contract Counterparty or the Corridor Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract
Administrator in respect of its obligations under the Corridor Contract
Administration Agreement.

         The Corridor Contract, the Corridor Contract Assignment Agreement and
the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

THE SWAP CONTRACT

         Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products, Inc. (the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT"). Pursuant to the Swap Contract,
the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by
Countrywide Home Loans and the Swap Counterparty on the date that the Swap
Contract was executed. The Swap Contract is subject to certain ISDA definitions.
On the Closing Date, pursuant to a "SWAP CONTRACT ASSIGNMENT AGREEMENT,"
Countrywide Home Loans will assign its rights under the Swap Contract to The
Bank of New York, as swap contract administrator (in such capacity, the "SWAP
CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract
Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION
AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

         With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

         (i)      a fixed rate of 4.72% per annum,

         (ii)     the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

         (iii)    the number of days in the related calculation period
(calculated on the basis of a 360-day year of twelve 30-day months), divided by
360.

                                       49

         With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

         (i)      One-Month LIBOR (as determined by the Swap Counterparty),

         (ii)     the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

         (iii)    the actual number of days in the related calculation period, divided by 360.

         With respect to any Distribution Date, the Swap Contract Administrator
or the Swap Counterparty, as the case may be, will only be required to make a
"NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap
Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

         In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 2 the amount of such Net
Swap Payment or Swap Termination Payment as described under clause (1) under "--
Distributions -- Distributions of Interest Funds for Loan Group 2" above (and to the extent that Interest Funds for Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 2 any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or
Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

         In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Adjustable Rate Loan Group
Excess Cashflow the amount of such Swap Termination Payment as described under clause (9) under "-- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

         In the event that a Net Swap Payment is payable from the Swap
Counterparty with respect to any Distribution Date, the Swap Contract
Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current
Interest and Interest Carry Forward Amounts with respect to the Swap
Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for
Loan Group 2 and the Adjustable Rate Loan Group Excess Cashflow for the
Distribution Date, as well as (d) any remaining Adjustable Rate
Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 2 and the Adjustable Rate Loan Group Excess
Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

         In the event that the Swap Contract is terminated, Countrywide Home
Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract,

                                       50

if that upfront amount is received prior to the Distribution Date on which the
Swap Termination Payment is due to the Swap Counterparty under the original Swap
Contract, that upfront amount will be included in the Interest Funds for Loan
Group 2 and the Principal Distribution Amount for Loan Group 2 on that
Distribution Date to the extent necessary to cover that Swap Termination
Payment, and any excess will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

         Following the distributions of Adjustable Rate Loan Group Excess
Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Fixed Rate Loan Group
Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Swap Termination Payment (other than a Swap
         Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (3) concurrently to the holders of each class of Class AV
         Certificates, any remaining Current Interest and Interest Carry Forward
         Amount, pro rata based on their respective entitlements;

                  (4) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8 and Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry
         Forward Amount for the class;

                  (5) to the holders of the class or classes of Class AV
         Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Adjustable Rate Overcollateralization Deficiency
         Amount remaining unpaid following the distribution of Adjustable Rate
         Loan Group Excess Cashflow as described above under " --
         Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution
         Amount in respect of Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Adjustable
         Rate Loan Group Excess Cashflow" above;

                  (6) to the holders of each class of Class AV Certificates and
         Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

                  (7) concurrently, to the holders of each class of Class AV
         Certificates, pro rata based on the remaining Unpaid Realized Loss
         Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

                                       51

                  (8) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8 and Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class.

         Following the distributions of Adjustable Rate Loan Group Excess
Cashflow pursuant to clauses 5 through 10 under " -- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group Excess Cashflow pursuant to clauses 5 through 9 under "-- Overcollateralization Provisions -- Fixed Rate Loan Group
Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap
Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty
Trigger Event payable to the Swap Counterparty with respect to such Distribution
Date.

         The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

       MONTH OF       SWAP CONTRACT          MONTH OF        SWAP CONTRACT       MONTH OF      SWAP CONTRACT
      DISTRIBUTION       NOTIONAL          DISTRIBUTION        NOTIONAL        DISTRIBUTION       NOTIONAL
         DATE           BALANCE ($)            DATE           BALANCE ($)          DATE         BALANCE ($)
-------------------  ----------------  ------------------ ---------------- ----------------- ------------------

    February 2006..     284,442,757      October 2007...    187,196,147       June 2009......     79,614,028
    March 2006.....     282,536,757      November 2007..    180,999,335       July 2009......     75,462,041
    April 2006.....     280,260,618      December 2007..    175,006,557       August 2009....     72,814,411
    May 2006.......     277,617,234      January 2008...    169,211,124       September 2009.     70,259,367
    June 2006......     274,610,947      February 2008..    161,503,607       October 2009...     67,793,642
    July 2006......     271,247,566      March 2008.....    154,184,242       November 2009..     65,414,124
    August 2006....     267,534,362      April 2008.....    147,231,658       December 2009..     63,117,807
    September 2006.     263,480,318      May 2008.......    140,625,821       January 2010...     60,901,790
    October 2006...     259,095,342      June 2008......    134,347,865       February 2010..     58,769,593
    November 2006..     254,391,014      July 2008......    128,380,016       March 2010.....     56,711,786
    December 2006..     249,380,290      August 2008....    124,031,364       April 2010.....     54,725,784
    January 2007...     244,077,457      September 2008.    119,829,471       May 2010.......     52,809,083
    February 2007..     238,498,073      October 2008...    115,769,329       June 2010......     50,959,273
    March 2007.....     232,659,104      November 2008..    111,846,171       July 2010......     49,174,025
    April 2007.....     226,578,245      December 2008..    108,055,388       August 2010....     47,454,425
    May 2007.......     220,274,443      January 2009...    104,392,527       September 2010.     45,794,758
    June 2007......     213,767,602      February 2009..     98,844,408       October 2010...     44,192,939
    July 2007......     207,078,482      March 2009.....     93,610,582       November 2010..     42,646,959
    August 2007....     200,229,776      April 2009.....     88,672,384       December 2010..     41,154,874
    September 2007.     193,603,912      May 2009.......     84,012,338       January 2011...     39,713,897

         A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

         The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

         o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

         o    certain insolvency or bankruptcy events, and

         o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

                                       52

         Early termination events under the Swap Contract include, among other things:

         o        illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

         o        a tax event (which generally relates to either party to the
                  Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on
                  account of taxes or paying an additional amount on account of an indemnifiable tax),

         o        a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an
                  indemnifiable tax, in each case, resulting from a merger),

         o        an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made
                  without the prior written consent of the Swap Counterparty,
                  and

         o        an Applied Realized Loss Amount is applied to reduce the
                  Certificate Principal Balance of any class of Class AF or
                  Class AV Certificates.

         In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such an event a, "Collateralization Event"), and the Swap Counterparty
does not, within 30 days, (a) cause another entity to replace the Swap
Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings
Requirement, to honor the Swap Counterparty's obligations under the Swap
Contract, provided that such other person is approved by the Swap Contract
Administrator; (c) post collateral satisfactory to the applicable Rating
Agencies; or (d) establish any other arrangement satisfactory to the applicable
Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

         "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

                                       53

         It will also be a termination event under the Swap Contract if the Swap
Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least
"BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

         Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the
Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns
Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable

         "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the
Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

         The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

         The Certificates do not represent an obligation of the Swap
Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

         The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual
Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual

                                       54

Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m.,
New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate
Certificates for the Accrual Period, provided that at least two such Reference
Banks provide such rate. If fewer than two offered rates appear, the Reference
Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate
Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As
used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  (1)      with an established place of business in London,

                  (2)      which have been designated as such by the Trustee and

                  (3)      which are not controlling, controlled by, or under
                           common control with, the Depositor, Countrywide
                           Servicing or any successor Master Servicer.

         The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

         The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $10,000 in the Carryover
Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, the Trustee will deposit in the Carryover
Reserve Fund amounts allocated to the issuing entity in respect of the Corridor
Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class AF-1
Certificates to pay any Net Rate Carryover on the Class AF-1 Certificates as
described under "-- Distributions -- Distributions of Funds from the Corridor
Contract" above.

         On each Distribution Date, to the extent that Fixed Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate
Loan Group Excess Cashflow is available as described under "--
Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow"
above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization
Provisions" above.

         On each Distribution Date, to the extent that Fixed Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate
Loan Group Excess Cashflow is available as described under "--
Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow"
above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "REQUIRED
CARRYOVER RESERVE FUND DEPOSIT").

                                       55

APPLIED REALIZED LOSS AMOUNTS

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AF and
Fixed Rate Subordinate Certificates exceeds the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the
Class BF, Class MF-8, Class MF-7, Class MF-6, Class MF-5, Class MF-4, Class
MF-3, Class MF-2 and Class MF-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero, and then to reduce the Certificate Principal Balance of each class of Class AF
Certificates, on a pro rata basis according to their respective Certificate
Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero.

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and the
amount on deposit in the Pre-Funding Account in respect of Loan Group 2, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class BV, Class MV-8, Class MV-7, Class MV-6, Class MV-5, Class
MV-4, Class MV-3, Class MV-2 and Class MV-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero, and then to reduce the Certificate Principal Balance of each class of
Class AV Certificates, on a pro rata basis according to their respective
Certificate Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph or the immediately preceding paragraph is referred to as an "APPLIED REALIZED LOSS
AMOUNT."

         If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       56

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1 and Loan
Group 2. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date
Pool Principal Balance representing Loan Group 1 or Loan Group 2. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk
Score is unknown.

                                                     GROUP 1 MORTGAGE LOANS

                                      MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGE LOAN PROGRAM             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

15 Year Fixed ...............        89    $    13,075,089        2.61%    $ 146,911    7.305%     179.47        605       69.1%
20 Year Fixed ...............         2            219,150        0.04       109,575    9.150      240.00        588       87.4
30 Year Fixed ...............     2,092        417,303,548       83.46       199,476    7.199      359.52        608       73.3
30 Year Fixed - 60-month
  Interest Only .............       258         69,164,459       13.83       268,079    6.807      359.45        631       77.7
30/15 Fixed Balloon .........         3            245,481        0.05        81,827    9.724      171.12        647       40.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg .....     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                 ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Fixed 180 ...................        92    $    13,320,570        2.66%    $ 144,789    7.350%     179.32        606       68.6%
Fixed 240 ...................         2            219,150        0.04       109,575    9.150      240.00        588       87.4
Fixed 360 ...................     2,350        486,468,007       97.29       207,008    7.143      359.51        612       73.9
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg .....     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                       A-1

                                 MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
PRINCIPAL BALANCES                LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00 .....        14    $       693,853        0.14%    $  49,561    9.448%     333.70        587       71.9%
$50,000.01 - $75,000.00 .....       137          8,550,015        1.71        62,409    8.901      343.64        606       83.5
$75,000.01 - $100,000.00 ....       241         21,146,814        4.23        87,746    7.833      345.38        600       77.1
$100,000.01 - $150,000.00 ...       559         70,209,860       14.04       125,599    7.492      352.28        602       75.4
$150,000.01 - $200,000.00 ...       507         87,686,360       17.54       172,951    7.415      351.90        598       73.2
$200,000.01 - $250,000.00 ...       324         73,214,113       14.64       225,969    7.283      356.12        602       72.2
$250,000.01 - $300,000.00 ...       226         61,806,314       12.36       273,479    7.010      357.07        605       72.9
$300,000.01 - $350,000.00 ...       151         49,266,275        9.85       326,267    6.882      359.49        614       72.9
$350,000.01 - $400,000.00 ...       123         46,429,979        9.29       377,480    6.764      356.50        629       71.0
$400,000.01 - $450,000.00 ...        67         28,480,055        5.70       425,075    6.543      353.86        630       74.2
$450,000.01 - $500,000.00 ...        35         16,844,182        3.37       481,262    6.667      353.98        632       75.3
$500,000.01 - $550,000.00 ...        19          9,816,917        1.96       516,680    6.491      359.27        653       78.7
$550,000.01 - $600,000.00 ...        22         12,709,682        2.54       577,713    6.445      359.24        658       77.8
$600,000.01 - $650,000.00 ...        11          6,870,900        1.37       624,627    6.721      359.46        653       78.8
$650,000.01 - $700,000.00 ...         3          2,005,600        0.40       668,533    6.391      360.00        675       80.9
$700,000.01 - $750,000.00 ...         1            705,000        0.14       705,000    6.750      360.00        611       57.6
$850,000.01 - $900,000.00 ...         3          2,633,806        0.53       877,935    6.367      359.66        636       61.5
Greater than $900,000.00 ....         1            938,000        0.19       938,000    6.250      360.00        609       49.4
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                       A-2

                          STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
STATE                             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Alabama .....................        22    $     2,260,853        0.45%    $ 102,766    7.974%     350.11        608       83.1%
Alaska ......................         1            195,000        0.04       195,000    6.875      360.00        600       83.3
Arizona .....................       120         23,661,869        4.73       197,182    7.286      358.29        600       72.6
Arkansas ....................        11          1,509,140        0.30       137,195    7.288      360.00        616       78.6
California ..................       464        136,865,528       27.37       294,969    6.566      357.06        624       67.3
Colorado ....................        14          2,117,045        0.42       151,217    7.733      359.29        616       75.8
Connecticut .................        24          4,355,927        0.87       181,497    7.403      354.73        608       71.8
Delaware ....................        13          2,362,898        0.47       181,761    7.126      346.75        602       83.5
District of Columbia ........         7          1,869,850        0.37       267,121    7.610      360.00        587       68.7
Florida .....................       427         75,575,505       15.11       176,992    7.315      355.52        599       74.7
Georgia .....................        31          4,877,445        0.98       157,337    7.983      331.97        632       82.3
Hawaii ......................        29          9,683,236        1.94       333,905    6.797      357.55        647       76.6
Idaho .......................        12          1,913,178        0.38       159,431    7.027      359.97        601       79.5
Illinois ....................        55         10,062,680        2.01       182,958    7.623      352.13        606       79.9
Indiana .....................        25          2,491,763        0.50        99,671    8.391      349.76        611       80.9
Iowa ........................         6            934,308        0.19       155,718    7.880      359.36        601       83.3
Kansas ......................        11          1,486,658        0.30       135,151    8.267      359.95        604       82.6
Kentucky ....................        22          2,710,215        0.54       123,192    7.721      344.94        625       83.2
Louisiana ...................         7            900,142        0.18       128,592    8.828      359.91        590       84.4
Maine .......................        23          2,953,226        0.59       128,401    7.521      359.85        603       81.0
Maryland ....................        54         11,253,084        2.25       208,390    7.782      357.42        576       73.2
Massachusetts ...............        45         10,918,456        2.18       242,632    7.456      359.42        588       70.9
Michigan ....................        41          5,921,348        1.18       144,423    7.875      358.09        612       79.4
Minnesota ...................        21          3,873,175        0.77       184,437    7.540      359.25        617       83.1
Mississippi .................         7            660,671        0.13        94,382    9.112      359.92        609       76.3
Missouri ....................        50          6,912,559        1.38       138,251    7.666      343.12        608       83.7
Montana .....................         9          1,233,241        0.25       137,027    7.728      335.01        623       83.0
Nebraska ....................        11          1,266,375        0.25       115,125    8.665      296.44        587       82.0
Nevada ......................        53         13,151,353        2.63       248,139    6.910      354.07        627       75.9
New Hampshire ...............        33          6,391,891        1.28       193,694    7.111      354.57        597       80.0
New Jersey ..................        19          4,382,748        0.88       230,671    7.992      359.36        570       70.0
New Mexico ..................        11          2,107,763        0.42       191,615    7.709      359.51        613       79.0
New York ....................       199         56,715,566       11.34       285,003    6.971      353.33        618       73.1
North Carolina ..............        20          3,063,833        0.61       153,192    8.340      359.63        614       83.6
North Dakota ................         2            276,750        0.06       138,375    7.232      360.00        584       81.1
Ohio ........................        25          2,761,769        0.55       110,471    8.424      350.59        591       87.5
Oklahoma ....................        14          1,548,370        0.31       110,598    8.007      338.71        608       86.3
Oregon ......................        17          2,777,694        0.56       163,394    6.929      350.69        629       73.2
Pennsylvania ................        66          9,747,618        1.95       147,691    7.662      344.39        609       79.2
Rhode Island ................         8          1,345,500        0.27       168,188    7.075      360.00        569       57.9
South Carolina ..............         8          1,478,569        0.30       184,821    7.749      359.83        619       78.7
South Dakota ................         2            222,486        0.04       111,243    7.803      358.55        643       93.4
Tennessee ...................        44          4,357,860        0.87        99,042    7.826      339.63        628       85.5
Texas .......................       149         18,859,015        3.77       126,571    7.495      348.70        612       78.9
Utah ........................        14          2,904,033        0.58       207,431    6.662      359.64        617       77.3
Vermont .....................         6          1,253,400        0.25       208,900    7.751      360.00        596       78.8
Virginia ....................       124         24,532,124        4.91       197,840    7.207      357.04        598       76.0
Washington ..................        35          6,526,945        1.31       186,484    7.140      349.87        622       78.9
West Virginia ...............         4            867,025        0.17       216,756    8.221      360.00        595       86.7
Wisconsin ...................        20          2,816,504        0.56       140,825    8.441      348.25        586       82.1
Wyoming .....................         9          1,093,536        0.22       121,504    7.537      344.62        595       71.3
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                       A-3

                                       LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RATIOS (%)                        LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

50.00 or Less ...............       132    $    27,232,754        5.45%    $ 206,309    6.672%     347.68        596       42.6%
50.01 -  55.00 ..............       117         26,535,057        5.31       226,795    6.696      352.16        599       52.9
55.01 -  60.00 ..............       138         29,664,855        5.93       214,963    6.851      355.16        598       57.8
60.01 -  65.00 ..............       223         50,168,189       10.03       224,969    6.838      353.15        605       63.2
65.01 -  70.00 ..............       221         47,292,491        9.46       213,993    7.107      352.15        588       68.3
70.01 -  75.00 ..............       242         54,066,660       10.81       223,416    7.114      357.22        601       73.3
75.01 -  80.00 ..............       637        126,005,148       25.20       197,810    7.118      356.21        628       79.4
80.01 -  85.00 ..............       272         55,508,109       11.10       204,074    7.402      356.39        609       84.0
85.01 -  90.00 ..............       338         64,015,557       12.80       189,395    7.588      355.33        624       89.3
90.01 -  95.00 ..............        91         15,443,567        3.09       169,710    7.809      354.09        626       94.2
95.01 - 100.00 ..............        33          4,075,340        0.82       123,495    8.390      347.87        650       99.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                        CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RATES (%)                         LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

5.001 - 5.500 ...............         4    $     1,315,978        0.26%    $ 328,994    5.500%     358.96        715       64.1%
5.501 - 6.000 ...............       170         48,054,037        9.61       282,671    5.887      355.03        656       65.9
6.001 - 6.500 ...............       434        111,218,654       22.24       256,264    6.342      354.09        624       69.6
6.501 - 7.000 ...............       611        136,043,213       27.21       222,657    6.827      356.71        615       73.9
7.001 - 7.500 ...............       380         73,250,625       14.65       192,765    7.342      355.17        606       76.3
7.501 - 8.000 ...............       311         54,369,607       10.87       174,822    7.820      353.67        592       77.7
8.001 - 8.500 ...............       175         26,679,986        5.34       152,457    8.308      352.09        593       80.1
8.501 - 9.000 ...............       131         20,414,666        4.08       155,837    8.795      351.38        571       77.8
9.001 - 9.500 ...............        75         10,483,956        2.10       139,786    9.320      348.15        577       80.4
9.501 - 10.000 ..............        53          6,956,707        1.39       131,259    9.812      350.10        562       81.6
10.001 - 10.500 .............        42          4,797,724        0.96       114,232   10.320      357.64        551       80.0
10.501 - 11.000 .............        36          4,143,674        0.83       115,102   10.770      353.74        549       78.0
11.001 - 11.500 .............        12          1,223,066        0.24       101,922   11.312      352.56        551       82.6
11.501 - 12.000 .............        10          1,055,833        0.21       105,583   11.725      359.71        539       83.2
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                       A-4

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGED PROPERTY TYPE           LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Single Family Residence .....     1,860    $   367,652,104       73.53%    $ 197,662    7.163%     354.34        610       73.6%
Planned Unit Development ....       329         77,611,098       15.52       235,900    7.047      355.14        614       75.8
Two Family Home .............        96         25,256,429        5.05       263,088    7.066      352.88        629       71.1
Low-Rise Condominium ........       131         23,022,807        4.60       175,747    7.312      358.92        603       74.2
Three Family Home ...........        12          3,209,644        0.64       267,470    7.165      359.19        606       69.0
Four Family Home ............         8          1,722,163        0.34       215,270    7.458      358.85        611       66.3
High-Rise Condominium .......         8          1,533,482        0.31       191,685    7.534      359.16        638       78.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                           LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Refinance - Cash Out ........     2,011    $   423,538,356       84.71%    $ 210,611    7.148%     354.33        606       73.0%
Purchase ....................       269         47,592,160        9.52       176,923    7.255      357.66        654       79.8
Refinance - Rate/Term .......       164         28,877,211        5.78       176,081    7.000      354.63        625       75.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                          OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Owner Occupied ..............     2,357    $   485,727,183       97.14%    $ 206,079    7.136%     354.82        611       73.7%
Investment Property .........        69         10,405,334        2.08       150,802    7.691      348.38        639       76.2
Second Home .................        18          3,875,210        0.78       215,289    7.377      350.88        617       70.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

      ______________
      (1)   Based on representations by the Mortgagors at the time of
            origination of the related Mortgage Loans.

                                       A-5

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS        MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

121 - 180 ...................        92    $    13,320,570        2.66%    $ 144,789    7.350%     179.32        606       68.6%
181 - 300 ...................         2            219,150        0.04       109,575    9.150      240.00        588       87.4
301 - 360 ...................     2,350        486,468,007       97.29       207,008    7.143      359.51        612       73.9
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                      LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
LOAN DOCUMENTATION TYPE           LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Full Documentation ..........     1,866    $   369,340,210       73.87%    $ 197,932    7.056%     355.20        609       74.5%
Stated Income ...............       578        130,667,517       26.13       226,068    7.413      353.14        617       71.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RISK SCORES                       LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

781 - 800 ...................         8    $     1,670,853        0.33%    $ 208,857    6.412%     339.72        788       78.4%
761 - 780 ...................        20          6,372,080        1.27       318,604    6.199      359.10        772       72.7
741 - 760 ...................        30          8,823,540        1.76       294,118    6.268      358.88        751       73.2
721 - 740 ...................        22          5,577,833        1.12       253,538    6.785      356.96        730       81.2
701 - 720 ...................        46         10,716,376        2.14       232,965    6.618      355.69        709       75.7
681 - 700 ...................        96         20,919,423        4.18       217,911    6.567      355.10        690       78.2
661 - 680 ...................       121         26,986,532        5.40       223,029    6.764      355.44        669       76.5
641 - 660 ...................       211         47,275,234        9.45       224,053    6.876      356.87        650       76.1
621 - 640 ...................       336         70,148,378       14.03       208,775    7.013      350.89        630       76.2
601 - 620 ...................       411         88,481,337       17.70       215,283    7.000      355.45        611       74.7
581 - 600 ...................       351         70,643,750       14.13       201,264    7.101      354.78        591       73.1
561 - 580 ...................       278         51,592,350       10.32       185,584    7.427      354.48        570       72.2
541 - 560 ...................       227         40,537,288        8.11       178,578    7.702      351.78        550       70.9
521 - 540 ...................       171         30,316,087        6.06       177,287    8.028      355.43        531       67.4
501 - 520 ...................       109         18,862,177        3.77       173,047    8.213      359.11        510       66.4
500 or Less .................         7          1,084,489        0.22       154,927    8.137      359.79        500       67.8
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

                                      CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
CREDIT GRADE CATEGORY             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

A ...........................     1,774    $   369,331,585       73.87%    $ 208,191    7.055%     354.73        621       74.7%
A- ..........................       148         34,270,218        6.85       231,556    7.269      353.88        587       74.2
B ...........................       213         43,585,932        8.72       204,629    7.427      355.98        582       69.5
C ...........................       192         34,767,639        6.95       181,081    7.477      354.50        583       68.6
C- ..........................        92         13,880,647        2.78       150,877    7.451      351.55        600       74.7
D ...........................        25          4,171,707        0.83       166,868    7.922      352.83        567       69.1
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                     PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD       MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

0 ...........................       329    $    57,288,137       11.46%    $ 174,128    7.914%     352.14        588       75.3%
12 ..........................       226         63,137,419       12.63       279,369    7.054      354.23        615       73.0
24 ..........................       101         17,083,439        3.42       169,143    7.523      351.55        597       72.7
36 ..........................       482         92,282,151       18.46       191,457    7.315      354.20        615       74.4
60 ..........................     1,306        270,216,581       54.04       206,904    6.929      355.65        615       73.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                        INTEREST ONLY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD            MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

0 ...........................     2,186    $   430,843,268       86.17%    $ 197,092    7.204%     353.89        608       73.1%
60 ..........................       258         69,164,459       13.83       268,079    6.807      359.45        631       77.7
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     2,444    $   500,007,727      100.00%
                                =========  ===============    ===========

                                       A-7

                                                      GROUP 2 MORTGAGE LOANS

                                       MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGE LOAN PROGRAM             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR .......        13    $     2,636,050        0.66%    $ 202,773    7.335%     360.00        576       81.0%
2/28 6-month LIBOR ..........       444         94,007,800       23.50       211,729    7.756      359.07        594       76.1
2/28 6-month LIBOR - 24-month
  Interest Only .............       187         54,659,313       13.66       292,296    7.137      359.43        658       80.7
2/28 6-month LIBOR - 60-month
  Interest Only .............        53         14,472,639        3.62       273,069    6.894      358.60        656       76.6
3/27 6-month LIBOR ..........       737        151,238,081       37.81       205,208    7.763      359.10        602       76.9
3/27 6-month LIBOR - 36-month
  Interest Only .............       282         74,828,610       18.71       265,350    7.060      359.32        643       79.5
3/27 6-month LIBOR - 60-month
  Interest Only .............        33          7,914,673        1.98       239,839    7.419      358.83        631       79.4
5/25 6-month LIBOR ..........         1            244,744        0.06       244,744    5.750      358.00        670       70.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

ARM 360 .....................     1,750    $   400,001,910      100.00%    $ 228,573    7.502%     359.16        618       77.8%
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                       A-8

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
PRINCIPAL BALANCES                LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

$50,000.01 - $75,000.00 .....        68    $     4,358,519        1.09%    $  64,096    8.863%     358.72        599       87.3%
$75,000.01 - $100,000.00 ....       103          9,007,281        2.25        87,449    7.955      359.24        597       83.2
$100,000.01 - $150,000.00 ...       254         32,594,309        8.15       128,324    7.807      359.13        604       82.1
$150,000.01 - $200,000.00 ...       384         67,675,132       16.92       176,237    7.832      359.46        592       76.0
$200,000.01 - $250,000.00 ...       340         76,182,966       19.05       224,068    7.665      359.22        605       76.8
$250,000.01 - $300,000.00 ...       230         63,422,075       15.86       275,748    7.527      359.17        612       77.0
$300,000.01 - $350,000.00 ...       141         45,865,782       11.47       325,289    7.101      359.10        631       77.2
$350,000.01 - $400,000.00 ...       111         41,815,819       10.45       376,719    7.030      358.95        645       77.9
$400,000.01 - $450,000.00 ...        41         17,526,033        4.38       427,464    6.963      358.34        654       75.2
$450,000.01 - $500,000.00 ...        36         17,080,653        4.27       474,463    7.041      359.33        648       76.8
$500,000.01 - $550,000.00 ...        20         10,522,552        2.63       526,128    7.341      359.34        659       80.2
$550,000.01 - $600,000.00 ...        11          6,312,462        1.58       573,860    7.194      359.09        656       83.5
$600,000.01 - $650,000.00 ...         8          5,128,000        1.28       641,000    8.245      360.00        640       80.9
$750,000.01 - $800,000.00 ...         2          1,525,000        0.38       762,500    7.676      357.99        704       85.0
Greater than $900,000.00 ....         1            985,326        0.25       985,326    6.270      355.00        640       90.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                       A-9

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
STATE                             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Alabama .....................         6    $       810,640        0.20%    $ 135,107    7.715%     358.64        628       90.7%
Alaska ......................         1            584,250        0.15       584,250    7.750      355.00        586       95.0
Arizona .....................       141         30,495,430        7.62       216,280    7.638      359.35        593       76.3
Arkansas ....................         8          1,143,373        0.29       142,922    8.798      358.48        600       88.9
California ..................       410        129,930,876       32.48       316,905    6.931      358.98        644       75.2
Colorado ....................        47          8,948,334        2.24       190,390    7.462      359.06        614       83.9
Connecticut .................        11          2,276,343        0.57       206,940    7.583      359.07        622       80.4
Delaware ....................         2            289,200        0.07       144,600    7.609      360.00        541       72.2
District of Columbia ........         2            346,920        0.09       173,460    6.641      359.35        587       64.8
Florida .....................       309         67,602,672       16.90       218,779    7.909      359.33        607       79.4
Georgia .....................        42          6,696,080        1.67       159,430    8.330      359.30        613       82.0
Hawaii ......................         4          1,105,200        0.28       276,300    7.271      360.00        639       78.1
Idaho .......................         6            881,450        0.22       146,908    8.329      358.72        629       88.7
Illinois ....................        74         15,727,667        3.93       212,536    8.123      359.61        607       81.1
Indiana .....................        16          1,882,515        0.47       117,657    8.763      359.35        576       83.8
Iowa ........................        13          1,420,732        0.36       109,287    8.357      359.43        617       86.3
Kansas ......................         5            869,879        0.22       173,976    8.879      358.42        560       90.0
Kentucky ....................         9          1,343,810        0.34       149,312    8.033      359.74        599       87.2
Louisiana ...................         3            224,331        0.06        74,777   10.870      359.02        559       96.4
Maine .......................        10          2,038,716        0.51       203,872    7.639      359.20        571       82.0
Maryland ....................        43         10,364,201        2.59       241,028    7.830      359.46        584       72.8
Massachusetts ...............        20          4,450,490        1.11       222,524    7.975      359.44        582       68.8
Michigan ....................        51          7,146,880        1.79       140,135    8.203      359.35        590       83.2
Minnesota ...................        31          6,854,818        1.71       221,123    7.828      359.26        598       79.9
Mississippi .................         2            243,300        0.06       121,650    7.590      360.00        620       83.6
Missouri ....................        35          4,471,366        1.12       127,753    8.445      359.15        604       87.5
Nebraska ....................         5            534,140        0.13       106,828    8.771      360.00        624       88.3
Nevada ......................        53         12,282,168        3.07       231,739    7.554      359.41        616       76.1
New Hampshire ...............        15          2,933,937        0.73       195,596    7.507      359.14        621       78.0
New Jersey ..................        24          5,913,289        1.48       246,387    8.220      359.75        586       71.0
New Mexico ..................         4            902,725        0.23       225,681    8.136      359.84        604       79.0
New York ....................        69         19,927,524        4.98       288,805    7.155      358.31        646       75.6
North Carolina ..............        14          2,418,115        0.60       172,722    7.803      358.59        599       79.4
North Dakota ................         2            162,800        0.04        81,400    8.361      360.00        664       80.0
Ohio ........................         5            717,898        0.18       143,580    7.738      357.01        612       90.2
Oklahoma ....................         6            450,798        0.11        75,133    8.522      359.52        605       91.4
Oregon ......................        12          2,148,373        0.54       179,031    7.188      358.61        609       80.0
Pennsylvania ................        35          5,613,367        1.40       160,382    7.897      359.49        584       77.0
Rhode Island ................         2            452,408        0.11       226,204    7.528      360.00        645       84.4
South Carolina ..............         7          1,474,900        0.37       210,700    7.842      360.00        610       77.9
South Dakota ................         5            430,327        0.11        86,065    7.756      359.32        631       81.5
Tennessee ...................        17          2,568,318        0.64       151,078    7.962      358.66        630       85.2
Texas .......................        36          5,068,123        1.27       140,781    7.515      359.22        608       80.7
Utah ........................         5          1,237,720        0.31       247,544    7.515      360.00        646       87.6
Virginia ....................        99         21,024,624        5.26       212,370    7.371      359.33        601       79.5
Washington ..................        16          3,132,679        0.78       195,792    6.918      359.35        610       74.7
West Virginia ...............         1            104,400        0.03       104,400    8.550      360.00        551       90.0
Wisconsin ...................        12          1,638,632        0.41       136,553    8.856      359.56        586       86.1
Wyoming .....................         5            715,175        0.18       143,035    7.431      358.59        634       88.4
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                      A-10

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RATIOS (%)                        LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

50.00 or Less ...............        24    $     5,435,357        1.36%    $ 226,473    8.280%     359.13        560       45.2%
50.01 - 55.00 ...............        28          7,212,729        1.80       257,597    7.773      359.67        555       53.2
55.01 - 60.00 ...............        60         13,656,304        3.41       227,605    7.508      358.93        572       57.5
60.01 - 65.00 ...............       122         29,406,092        7.35       241,034    7.501      359.52        575       63.3
65.01 - 70.00 ...............       143         33,671,697        8.42       235,466    7.456      359.34        578       68.5
70.01 - 75.00 ...............       150         35,592,838        8.90       237,286    7.600      359.24        588       73.9
75.01 - 80.00 ...............       704        170,247,308       42.56       241,829    7.164      359.15        650       79.8
80.01 - 85.00 ...............       155         36,775,635        9.19       237,262    7.660      359.21        607       84.5
85.01 - 90.00 ...............       254         50,514,393       12.63       198,876    8.089      359.15        617       89.6
90.01 - 95.00 ...............        72         11,693,254        2.92       162,406    8.477      358.63        606       94.5
95.01 - 100.00 ..............        38          5,796,303        1.45       152,534    7.929      356.95        652       99.9
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                       CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RATES (%)                         LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

4.501 - 5.000 ...............         2    $       308,500        0.08%    $ 154,250    4.966%     357.30        656       74.1%
5.001 - 5.500 ...............        15          3,807,692        0.95       253,846    5.410      358.45        641       75.7
5.501 - 6.000 ...............        92         25,406,982        6.35       276,163    5.871      358.07        641       75.4
6.001 - 6.500 ...............       159         42,271,350       10.57       265,858    6.324      358.30        639       76.8
6.501 - 7.000 ...............       335         83,600,490       20.90       249,554    6.813      359.20        640       77.6
7.001 - 7.500 ...............       310         76,566,732       19.14       246,989    7.306      359.46        637       78.7
7.501 - 8.000 ...............       270         59,709,556       14.93       221,147    7.779      359.21        611       77.6
8.001 - 8.500 ...............       165         35,710,152        8.93       216,425    8.307      359.40        591       77.3
8.501 - 9.000 ...............       198         36,868,033        9.22       186,202    8.783      359.43        579       78.6
9.001 - 9.500 ...............       100         18,146,751        4.54       181,468    9.310      359.65        564       77.9
9.501 - 10.000 ..............        56         10,055,321        2.51       179,559    9.806      359.85        558       79.1
10.001 - 10.500 .............        21          3,562,154        0.89       169,626   10.241      359.47        565       78.6
10.501 - 11.000 .............        18          2,194,850        0.55       121,936   10.737      359.96        566       86.6
11.001 - 11.500 .............         5            763,072        0.19       152,614   11.294      359.71        566       81.2
11.501 - 12.000 .............         4          1,030,276        0.26       257,569   11.746      359.65        560       91.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                      A-11

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGED PROPERTY TYPE           LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Single Family Residence .....     1,218    $   274,801,949       68.70%    $ 225,617    7.498%     359.15        616       77.6%
Planned Unit Development ....       299         73,145,147       18.29       244,633    7.465      359.30        610       78.1
Two Family Home .............        92         23,722,142        5.93       257,849    7.525      358.86        648       77.9
Low-Rise Condominium ........       116         21,534,026        5.38       185,638    7.608      359.35        627       79.1
Three Family Home ...........        12          3,159,224        0.79       263,269    7.331      359.45        634       74.5
High-Rise Condominium .......         7          2,004,592        0.50       286,370    7.923      358.35        641       82.5
Four Family Home ............         6          1,634,830        0.41       272,472    7.927      357.95        652       84.3
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                           LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Refinance - Cash Out ........     1,158    $   256,503,748       64.13%    $ 221,506    7.603%     359.29        593       76.0%
Purchase ....................       555        135,408,314       33.85       243,979    7.336      358.92        666       81.1
Refinance - Rate/Term .......        37          8,089,848        2.02       218,645    7.089      359.00        617       79.4
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                          OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Owner Occupied ..............     1,652    $   379,992,275       95.00%    $ 230,020    7.464%     359.18        617       77.7%
Investment Property .........        72         15,335,274        3.83       212,990    8.195      358.92        649       80.4
Second Home .................        26          4,674,361        1.17       179,783    8.312      358.08        608       78.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   Based on representations by the Mortgagors at the time of
            origination of the related Mortgage Loans.

                                      A-12

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS        MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

301 - 360 ...................     1,750    $   400,001,910      100.00%    $ 228,573    7.502%     359.16        618       77.8%
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                      LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
LOAN DOCUMENTATION TYPE           LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

Full Documentation ..........     1,048    $   221,586,048       55.40%    $ 211,437    7.341%     359.37        607       78.7%
Stated Income ...............       702        178,415,862       44.60       254,154    7.702      358.90        632       76.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU          MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RISK SCORES                       LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

801 - 820 ...................         2    $       611,297        0.15%    $ 305,648    6.476%     358.60        815       80.0%
781 - 800 ...................         9          3,046,969        0.76       338,552    6.781      358.36        788       80.0
761 - 780 ...................        20          6,552,458        1.64       327,623    7.289      358.14        770       82.2
741 - 760 ...................        30          9,216,094        2.30       307,203    7.105      358.44        750       82.0
721 - 740 ...................        47         12,450,102        3.11       264,896    6.953      359.03        730       81.6
701 - 720 ...................        70         20,899,738        5.22       298,568    7.208      358.67        711       80.2
681 - 700 ...................        71         18,917,550        4.73       266,444    6.930      358.89        689       81.1
661 - 680 ...................        86         23,230,598        5.81       270,123    6.836      358.62        670       79.8
641 - 660 ...................       140         34,413,600        8.60       245,811    7.079      359.25        649       80.0
621 - 640 ...................       207         49,021,067       12.26       236,817    7.301      359.08        631       80.3
601 - 620 ...................       242         51,835,906       12.96       214,198    7.295      359.36        610       79.3
581 - 600 ...................       237         49,444,695       12.36       208,627    7.606      359.30        590       77.5
561 - 580 ...................       194         39,500,832        9.88       203,613    7.874      359.48        570       77.4
541 - 560 ...................       166         35,051,359        8.76       211,153    7.999      359.36        551       73.3
521 - 540 ...................       114         22,925,711        5.73       201,103    8.376      359.43        531       71.1
501 - 520 ...................       113         22,558,186        5.64       199,630    8.614      359.32        512       68.2
500 or Less .................         2            325,750        0.08       162,875    7.398      360.00        500       68.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-13

                                      CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
CREDIT GRADE CATEGORY             LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

A ...........................     1,208    $   288,630,650       72.16%    $ 238,933    7.321%     359.06        634       79.2%
A- ..........................        77         18,237,953        4.56       236,857    7.952      359.09        586       74.4
B ...........................       139         30,041,985        7.51       216,129    7.799      359.46        563       71.7
C ...........................       166         33,134,959        8.28       199,608    8.123      359.58        575       74.7
C- ..........................       133         24,780,982        6.20       186,323    7.917      359.38        593       77.7
D ...........................        27          5,175,382        1.29       191,681    8.314      359.72        557       65.2
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                     PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD       MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

0 ...........................       373    $    84,139,017       21.03%    $ 225,574    7.950%     359.10        610       77.2%
6 ...........................         1            132,000        0.03       132,000    8.425      359.00        526       80.0
12 ..........................        71         17,510,725        4.38       246,630    7.877      358.92        633       76.9
13 ..........................         1            350,000        0.09       350,000    7.500      359.00        546       61.4
24 ..........................       635        152,899,239       38.22       240,786    7.394      359.13        621       77.6
30 ..........................         2            406,300        0.10       203,150    7.702      359.00        610       77.3
36 ..........................       666        144,431,430       36.11       216,864    7.308      359.26        618       78.4
60 ..........................         1            133,200        0.03       133,200    8.950      360.00        627       90.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                              RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED
                             AVERAGE                              PERCENT OF              WEIGHTED  WEIGHTED    WEIGHTED   WEIGHTED
                            MONTHS TO                AGGREGATE     AGGREGATE    AVERAGE   AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF MONTHS TO             NEXT     NUMBER OF    PRINCIPAL     PRINCIPAL    CURRENT   CURRENT   REMAINING    CREDIT    LOAN-TO-
NEXT ADJUSTMENT             ADJUSTMENT  MORTGAGE      BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU     VALUE
DATE                           DATE       LOANS     OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)   RISK SCORE   RATIO
--------------------------  ----------  ---------  -------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6.....................       6           13    $   2,636,050      0.66%    $ 202,773   7.335%     360.00      576        81.0%
13 - 18...................      17           13        3,114,212      0.78       239,555   6.346      353.42      694        83.4
19 - 24...................      23          671      160,025,540     40.01       238,488   7.494      359.26      620        77.6
25 - 31...................      31           88       20,495,143      5.12       232,899   6.890      354.69      662        80.1
32 - 37...................      36          964      213,486,221     53.37       221,459   7.588      359.59      612        77.6
38 or Greater.............      58            1          244,744      0.06       244,744   5.750      358.00      670        70.0
                                        ---------  -------------  -----------
    Total/Avg./Wtd. Avg...                1,750    $ 400,001,910    100.00%
                                        =========  =============  ===========

                                      A-14

                                           GROSS MARGINS FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RANGE OF GROSS MARGINS (%)        LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

3.001 - 4.000 ...............         2    $       378,500        0.09%    $ 189,250    6.334%     360.00        589       67.4%
4.001 - 5.000 ...............        53         11,780,933        2.95       222,282    6.540      359.89        595       71.9
5.001 - 6.000 ...............       479        117,189,506       29.30       244,655    6.849      359.38        626       76.8
6.001 - 7.000 ...............       652        158,329,864       39.58       242,837    7.397      359.07        630       78.7
7.001 - 8.000 ...............       368         77,059,760       19.26       209,402    8.185      359.04        603       76.4
8.001 - 9.000 ...............       169         30,828,594        7.71       182,418    8.851      358.86        579       81.0
9.001 - 10.000 ..............        25          4,074,828        1.02       162,993    9.853      359.04        580       86.0
10.001 - 11.000 .............         2            359,926        0.09       179,963   10.701      358.55        612       83.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Gross Margin for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
            approximately 6.621%.

                                       MAXIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGE RATES (%)                LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

11.001 - 11.500 .............         1    $       192,000        0.05%    $ 192,000    5.500%     359.00        653       80.0%
11.501 - 12.000 .............         9          2,262,159        0.57       251,351    5.718      357.90        661       77.1
12.001 - 12.500 .............        27          6,740,411        1.69       249,645    5.845      358.11        640       75.6
12.501 - 13.000 .............       120         31,668,805        7.92       263,907    6.117      358.21        640       75.3
13.001 - 13.500 .............       184         48,817,286       12.20       265,311    6.511      358.42        640       76.8
13.501 - 14.000 .............       336         84,052,620       21.01       250,157    6.921      359.25        636       77.5
14.001 - 14.500 .............       297         72,966,360       18.24       245,678    7.386      359.51        633       79.0
14.501 - 15.000 .............       266         57,146,984       14.29       214,838    7.884      359.23        606       77.7
15.001 - 15.500 .............       159         33,530,619        8.38       210,884    8.418      359.47        588       76.9
15.501 - 16.000 .............       167         30,685,135        7.67       183,743    8.789      359.50        582       79.1
16.001 - 16.500 .............        85         15,318,860        3.83       180,222    9.345      359.69        564       78.2
16.501 - 17.000 .............        53          9,455,321        2.36       178,402    9.803      359.88        558       79.3
17.001 - 17.500 .............        19          3,177,154        0.79       167,219   10.258      359.47        571       80.8
17.501 - 18.000 .............        18          2,194,850        0.55       121,936   10.737      359.96        566       86.6
18.001 - 18.500 .............         5            763,072        0.19       152,614   11.294      359.71        566       81.2
18.501 - 19.000 .............         4          1,030,276        0.26       257,569   11.746      359.65        560       91.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Maximum Mortgage Rate for the Group 2 Mortgage
            Loans in the Statistical Calculation Pool as of the Cut-off Date was
            approximately 14.381%.

                                      A-15

                                     INITIAL PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

1.000 .......................        21    $     4,197,966        1.05%    $ 199,903    7.522%     359.75        576       81.1%
1.500 .......................     1,445        330,370,022       82.59       228,630    7.477      359.24        619       78.1
2.000 .......................        20          4,889,183        1.22       244,459    7.191      358.70        649       77.4
3.000 .......................       264         60,544,739       15.14       229,336    7.663      358.73        610       76.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Initial Periodic Rate Cap for the Group 2
            Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
            Date was approximately 1.728%.

                                    SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE        MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
CAP (%)                           LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

1.000 .......................       260    $    59,265,864       14.82%    $ 227,946    7.649%     358.80        612       76.8%
1.500 .......................     1,488        340,293,299       85.07       228,692    7.476      359.22        619       78.0
2.000 .......................         2            442,748        0.11       221,374    8.082      357.98        562       72.5
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
            Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
            Date was approximately 1.426%.

                                      A-16

                                       MINIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MORTGAGE RATES (%)                LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

4.001 - 5.000 ...............         2    $       308,500        0.08%    $ 154,250    4.966%     357.30        656       74.1%
5.001 - 6.000 ...............       115         31,224,652        7.81       271,519    5.870      358.13        641       75.5
6.001 - 7.000 ...............       494        126,105,890       31.53       255,275    6.664      358.92        640       77.3
7.001 - 8.000 ...............       577        135,105,651       33.78       234,152    7.522      359.34        624       78.2
8.001 - 9.000 ...............       360         71,840,793       17.96       199,558    8.550      359.44        585       78.0
9.001 - 10.000 ..............       154         27,866,071        6.97       180,949    9.487      359.72        562       78.4
Greater than 10.000 .........        48          7,550,353        1.89       157,299   10.697      359.66        565       82.9
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Minimum Mortgage Rate for the Group 2 Mortgage
            Loans in the Statistical Calculation Pool as of the Cut-off Date was
            approximately 7.488%.

                                        NEXT ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
NEXT ADJUSTMENT DATE              LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

July 2006 ...................        13    $     2,636,050        0.66%    $ 202,773    7.335%     360.00        576       81.0%
March 2007 ..................         1            380,000        0.09       380,000    5.750      350.00        751       80.0
May 2007 ....................         1            140,732        0.04       140,732    6.750      352.00        749       80.0
July 2007 ...................        11          2,593,480        0.65       235,771    6.411      354.00        683       84.1
August 2007 .................        35          8,886,956        2.22       253,913    7.101      355.00        617       79.1
September 2007 ..............        30          7,566,164        1.89       252,205    7.293      356.00        621       85.3
October 2007 ................        10          2,738,903        0.68       273,890    6.937      357.13        632       73.7
November 2007 ...............        22          5,597,544        1.40       254,434    7.366      358.04        623       78.4
December 2007 ...............       108         25,465,801        6.37       235,794    7.391      359.02        616       75.7
January 2008 ................       465        109,585,173       27.40       235,667    7.582      360.00        620       77.5
February 2008 ...............         1            185,000        0.05       185,000    8.875      360.00        545       44.0
June 2008 ...................         3            746,750        0.19       248,917    7.721      353.00        651       81.3
July 2008 ...................        20          4,808,996        1.20       240,450    6.613      354.00        655       79.8
August 2008 .................        65         14,939,397        3.73       229,837    6.937      355.00        664       80.2
September 2008 ..............        47         10,987,986        2.75       233,787    6.796      356.00        626       79.3
October 2008 ................        11          2,273,571        0.57       206,688    7.388      357.12        657       83.8
November 2008 ...............        23          4,848,422        1.21       210,801    7.474      358.08        604       77.4
December 2008 ...............       128         28,079,977        7.02       219,375    7.726      359.02        610       76.9
January 2009 ................       753        166,989,765       41.75       221,766    7.623      360.00        611       77.5
February 2009 ...............         2            306,500        0.08       153,250    7.582      360.00        565       91.6
November 2010 ...............         1            244,744        0.06       244,744    5.750      358.00        670       70.0
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

      ______________
      (1)   The weighted average Next Adjustment Date for the Group 2 Mortgage
            Loans in the Statistical Calculation Pool as of the Cut-off Date is
            July 2008.

                                      A-17

                                       INTEREST ONLY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED   WEIGHTED    AVERAGE    WEIGHTED
                                              AGGREGATE        AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                NUMBER OF     PRINCIPAL        PRINCIPAL    CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD            MORTGAGE       BALANCE          BALANCE    PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING      OUTSTANDING   BALANCE      RATE     (MONTHS)     SCORE      RATIO
-----------------------------   ---------  ---------------    -----------  ---------   --------   ---------   --------   --------

0 ...........................     1,195    $   248,126,675       62.03%    $ 207,637    7.754%     359.10        599       76.6%
24 ..........................       187         54,659,313       13.66       292,296    7.137      359.43        658       80.7
36 ..........................       282         74,828,610       18.71       265,350    7.060      359.32        643       79.5
60 ..........................        86         22,387,312        5.60       260,318    7.079      358.68        647       77.6
                                ---------  ---------------    -----------
    Total/Avg./Wtd. Avg......     1,750    $   400,001,910      100.00%
                                =========  ===============    ===========

                                      A-18